                                                                EXHIBIT 10(o)(7)

                                     LEASE



                 ASHWORTH STORE I, INC., A DELAWARE CORPORATION
                                  DBA ASHWORTH



                         THE FACTORY STORES @ PARK CITY
                                PARK CITY, UTAH



                              R.R. PARK CITY, INC.

                          c/o ROTHSCHILD REALTY, INC.

                          1251 AVENUE OF THE AMERICAS

                                   51ST FLOOR

                            NEW YORK, NEW YORK 10020

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                               TABLE OF CONTENTS

ARTICLE I. GRANT AND TERM..............................................   6
     SECTION 1.01. LEASED PREMISES.....................................   6
     SECTION 1.02. TERM................................................   6
     SECTION 1.03. OPENING.............................................   7
     SECTION 1.04. ESTOPPEL CERTIFICATE................................   7

ARTICLE II. RENT AND DEPOSIT...........................................   7
     SECTION 2.01. PAYMENTS BY TENANT..................................   7
     SECTION 2.02. MINIMUM RENT........................................   7
     SECTION 2.03. PERCENTAGE RENT.....................................   7
     SECTION 2.04. ADDITIONAL RENT.....................................   9
     SECTION 2.05. DEPOSIT.............................................   9
     SECTION 2.06. LATE CHARGE.........................................   9

ARTICLE III. PREPARATION OF LEASED PREMISES............................   9
     SECTION 3.01. LANDLORD'S WORK.....................................   9
     SECTION 3.02. DELIVERY OF POSSESSION DATE.........................  10
     SECTION 3.03. TENANT'S WORK.......................................  10
     SECTION 3.04. ALTERATION BY TENANT................................  10
     SECTION 3.05. REMOVAL BY TENANT...................................  11

ARTICLE IV. CONDUCT OF BUSINESS........................................  11
     SECTION 4.01. USE AND TRADE NAME..................................  11
     SECTION 4.02. OPERATION OF BUSINESS...............................  12
     SECTION 4.03. UTILITIES...........................................  12
     SECTION 4.04. SIGN................................................  12
     SECTION 4.05. TENANT'S ADDITIONAL COVENANTS.......................  12
     SECTION 4.06. STORAGE AND OFFICE SPACE............................  13
     SECTION 4.07. CARE OF PREMISES....................................  13
     SECTION 4.08. NOTICE BY TENANT....................................  13
     SECTION 4.09. RADIUS..............................................  13
     SECTION 4.10. HAZARDOUS MATERIALS.................................  13

ARTICLE V. COMMON AREA.................................................  14
     SECTION 5.01. USE OF COMMON AREA..................................  14
     SECTION 5.02. COMMON AREA MAINTENANCE EXPENSES....................  14

ARTICLE VI. REPAIRS AND MAINTENANCE....................................  15
     SECTION 6.01. REPAIRS AND MAINTENANCE BY LANDLORD.................  15
     SECTION 6.02. REPAIRS AND MAINTENANCE BY TENANT...................  15

ARTICLE VII.  TAXES....................................................  16
     SECTION 7.01. TENANT TO PAY PROPORTIONATE SHARE OF TAXES..........  16
     SECTION 7.02. METHOD OF PAYMENT...................................  16

ARTICLE VIII. INSURANCE, INDEMNITY AND LIABILITY.......................  16
     SECTION 8.01. LANDLORD'S INSURANCE OBLIGATIONS....................  16
     SECTION 8.02. TENANT'S INSURANCE OBLIGATIONS......................  17
     SECTION 8.03. GENERAL PROVISIONS..................................  17
     SECTION 8.04. COVENANTS TO HOLD HARMLESS..........................  18
     SECTION 8.05. LIABILITY OF LANDLORD TO TENANT.....................  18

ARTICLE IX. DESTRUCTION OF LEASED PREMISES.............................  18
     SECTION 9.01. CONTINUANCE OF LEASE................................  18
     SECTION 9.02. RECONSTRUCTION......................................  19

ARTICLE X. CONDEMNATION................................................  20
     SECTION 10.01. EMINENT DOMAIN.....................................  20
     SECTION 10.02. RENT APPORTIONMENT.................................  20
     SECTION 10.03. TEMPORARY TAKING...................................  20

ARTICLE XI. ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE...............  20
     SECTION 11.01. NO ASSIGNMENT, SUBLETTING OR ENCUMBERING OF LEASE..  20
     SECTION 11.02. LANDLORD'S RIGHTS; TENANT'S OBLIGATIONS............  22
     SECTION 11.03. TRANSFER OF LANDLORD'S INTEREST....................  22

ARTICLE XII. SUBORDINATION AND FINANCING...............................  22
     SECTION 12.01. SUBORDINATION......................................  22
     SECTION 12.02. ATTORNMENT.........................................  22
     SECTION 12.03. FINANCING..........................................  23

ARTICLE XIII. ADVERTISING AND MARKETING................................  23
     SECTION 13.01. ADVERTISING AND MARKETING FUND.....................  23
     SECTION 13.02. TENANT'S CONTRIBUTION..............................  23

ARTICLE XIV. DEFAULT AND REMEDIES......................................  23
     SECTION 14.01. ELEMENTS OF DEFAULT................................  23
     SECTION 14.02. LANDLORD'S REMEDIES................................  24
     SECTION 14.03. BANKRUPTCY.........................................  25
     SECTION 14.04. ADDITIONAL REMEDIES AND WAIVERS....................  25
     SECTION 14.05. CURE OF TENANT'S FAILURE...........................  26

ARTICLE XV. RIGHT OF ACCESS............................................  26

ARTICLE XVI. DELAYS....................................................  26

ARTICLE XVII. END OF TERM..............................................  26
     SECTION 17.01. RETURN OF LEASED PREMISES..........................  26
     SECTION 17.02. HOLDING OVER.......................................  27



                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


ARTICLE XVIII. COVENANT OF QUIET ENJOYMENT.............................  27

ARTICLE XIX. MISCELLANEOUS.............................................  27
     SECTION 19.01. ENTIRE AGREEMENT...................................  27
     SECTION 19.02. NOTICES............................................  27
     SECTION 19.03. GOVERNING LAW......................................  27
     SECTION 19.04. SUCCESSORS.........................................  27
     SECTION 19.05. LIABILITY OF LANDLORD..............................  28
     SECTION 19.06. BROKERS............................................  28
     SECTION 19.07. TRANSFER BY LANDLORD...............................  28
     SECTION 19.08. NO PARTNERSHIP.....................................  28
     SECTION 19.09. ACCORD AND SATISFACTION............................  28
     SECTION 19.10. WAIVER OF COUNTERCLAIMS............................  28
     SECTION 19.11. WAIVER OF JURY TRIAL...............................  28
     SECTION 19.12. SEVERABILITY.......................................  28
     SECTION 19.13. NO WAIVER..........................................  28
     SECTION 19.14. CONSUMER PRICE INDEX...............................  29
     SECTION 19.15. INTEREST...........................................  29
     SECTION 19.16. RULES AND REGULATIONS..............................  29
     SECTION 19.17.  GROSS SALES: LANDLORD'S TERMINATION RIGHT.........  29
     SECTION 19.18.  FINANCIAL STATEMENTS..............................  29
     SECTION 19.19.  GENERAL RULES OF CONSTRUCTION.....................  29
     SECTION 19.20.  RECORDING.........................................  29
     SECTION 19.21.  EFFECTIVE DATE....................................  30
     SECTION 19.22.  HEADINGS..........................................  30
     SECTION 19.23.  RELOCATION........................................  30



EXHIBITS

     Exhibit A   Site Plan
     Exhibit B   Delivery of Possession Date Certificate
     Exhibit C   Landlord's Work
     Exhibit D   Tenant's Work
     Exhibit E   Tenant Sign Criteria
     Exhibit F   Intentionally Omitted
     Exhibit G   Shopping Center Rules and Regulations

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


                                     LEASE

                         THE FACTORY STORES @ PARK CITY

                              A Retail Development


          THIS LEASE is made as of the 6th day of April, 1995, by and between R.R. PARK CITY, INC., A DELAWARE CORPORATION, the address of which is C/O ROTHSCHILD REALTY, INC., 1251 AVENUE OF THE AMERICAS, 51ST FLOOR, NEW YORK, NEW YORK 10020 ("Landlord"), and ASHWORTH STORE I, INC., A DELAWARE CORPORATION, DBA ASHWORTH ("Tenant") the address of which is 2791 Loker Avenue, Carlsbad, California 92008.


                                  DATA SUMMARY

     The following references furnish data to be incorporated in the specified Sections of this Lease and shall be construed to incorporate the entire Section:



(1)  Section 1.01:  Description of Leased Premises:

     Retail Development:  THE FACTORY STORES @ PARK CITY

     Store number: C - 110, CONSISTING OF APPROXIMATELY TWO THOUSAND TWO
                   HUNDRED FIFTY-SEVEN (2,257) SQUARE FEET OF LEASABLE AREA


(2)  Section 1.02:  Length of Term:

     Fixturing Period:  THIRTY (30) - DAY PERIOD BEGINNING ON THE DELIVERY OF
                        POSSESSION DATE (AS DEFINED IN SECTION 3.02)

     Initial Term:  FIVE (5) LEASE YEARS

     Provided that Tenant shall not be in Default at the time of exercise and at the commencement of the renewal term in question, Tenant shall have the option to extend the Term for the following Renewal Term. All terms and conditions of this Lease shall apply during the Renewal Term, subject to adjustments to the Minimum Rent and Sales Break Point as set forth below; provided, however, that Sections 3.01 and 3.02 shall not apply, it being understood that Tenant shall be accepting the Leased Premises, the Building and the Retail Development in their then "as is" condition; and, provided further, that Tenant shall, prior to the commencement of the Renewal Term, make all alterations and improvements as shall be necessary for the Leased Premises to be in substantially the same condition as shall have existed at the commencement of the Initial Term. Said option shall be deemed to be exercised unless Tenant gives Landlord written notice to the contrary at least six months prior to the expiration of the term then ending.

     Renewal Term:    FIVE (5) LEASE YEARS


(3)  Section 2.02:  Minimum Rent:


     Lease Year        Monthly        Annual      annual
     Initial Term    Minimum Rent  Minimum Rent  p/sq. ft.
     --------------  ------------  ------------  ---------

     1 - 3            $2,915.29     $34,983.50     $15.50
     4 - 5            $3,103.38     $37,240.50     $16.50


     Lease Year -
     Renewal Term
     ------------

     6 - 7            $3,385.50     $40,626.00     $18.00
     8 - 10           $3,761.67     $45,140.00     $20.00


                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


(4)  Section 2.03:  Percentage Rent:

     Lease Year -                                                  annual
     Initial Term        Percentage Factor    Sales Break Point   p/sq. ft.
     ------------        -----------------    -----------------   ---------
     1 - 7                      4%               $ 789,950.00     $ 350.00


     Lease Year -
     Renewal Term
     ------------
     8 - 10                     4%               $ 789,950.00     $ 350.00



(5)  Section 2.05:  Deposit:  $3,637.52


(6)  Section 3.01:  Special provisions regarding Landlord's Work:  NONE


(7)  Section 3.02:  Outside Delivery Date:  JUNE 30, 1995


(8)  Section 3.03:  Special provisions regarding Tenant's Work:

     Provided Tenant shall have timely and completely performed all of its obligations hereunder with respect to Tenant's Work and shall have opened the Leased Premises for business on or before the Commencement Date, Landlord shall pay Tenant a Construction Allowance consisting of FIVE DOLLARS AND ZERO CENTS ($5.00) per square foot of leasable area in the Leased Premises or, if less, the sum of paid bona fide receipts for fixtures and improvements installed by Tenant to Landlord's satisfaction at the Leased Premises. The Construction Allowance shall be payable within thirty (30) days after Tenant (i) delivers to Landlord such paid receipts and (ii) certifies in writing to Landlord that Tenant's Work has been completed, that all persons and entities furnishing services and/or materials in connection with Tenant's Work have been paid in full and that there are no liens with respect to the Retail Development as a result of any act or omission of Tenant. In the event that this Lease shall terminate prior to the last day of the Initial Term (as originally set forth herein without regard to any termination right of any party), Tenant shall reimburse Landlord for the unamortized portion of such Construction Allowance, based on amortization over the period of such Initial Term.


(9)  Section 4.01:  Permitted Use:  THE RETAIL SALE AT DISCOUNT OF SPORTSWEAR,
                    APPAREL, FOOTWEAR, HATS, AND RELATED ACCESSORIES MANUFACTURED BY AND/OR FOR ASHWORTH AND ITS LICENSEES, OR FOR NO OTHER PURPOSE WHATSOEVER.

                    Permitted Trade Name:   ASHWORTH


(10) Section 4.09:  Radius:  25 MILES FROM THE OUTSIDE BOUNDARIES OF THE RETAIL
                             DEVELOPMENT


(11) Section 13.02: Marketing Fund Contribution - first Lease Year:  $2.00 PER
                    SQUARE FOOT

                    Initial Contribution:  NONE

(12) Section 19.02: Tenant's Notice Address:  GENERAL COUNSEL
                                              ASHWORTH STORE I, INC.
                                              DBA ASHWORTH
                                              2791 LOKER AVENUE WEST
                                              CARLSBAD, CA  92008


               Tenant's Telecopier Number:   (619) 438-9107

(13) Guarantor(s):  NONE
     Address:

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                            WITNESSETH:

     For and in consideration of the rentals reserved and of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:


                           ARTICLE I. GRANT AND TERM

     SECTION 1.01. LEASED PREMISES. Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby lease to Tenant, and Tenant hereby leases from Landlord, for the Term, the Leased Premises (the "Leased Premises") which are described in the Data Summary and approximately located in the cross-hatched area in Exhibit A hereto, in the retail development designated in the Data Summary or known by such other name as Landlord may from time to time hereafter designate (the "Retail Development"). As used herein, the term "State" shall mean the state in which the Retail Development is located, the term "Major Tenant" shall mean any tenant occupying more than ten thousand (10,000) square feet of floor area in the Retail Development, the term "Shopping Center" shall mean the Retail Development excluding the areas occupied by Major Tenants and the term "Building" shall mean the building in which the Leased Premises are located. The site plan attached as Exhibit "A" hereto sets forth the general layout of the Retail Development. Notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at any time and from time to time, without notice to or consent of Tenant and without in any manner diminishing Tenant's obligations under this Lease, to change the size, location, elevation or layout of, and/or nature of any of the stores in, the Retail Development including the right to locate and/or erect thereon permanent or temporary kiosks, structures and other buildings and improvements of any type. The roof, the exterior of the walls, floor and ceiling and the area above and beneath the Leased Premises are not leased hereunder, and the use thereof, together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, wires, tunnels, sewers and structural elements leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Retail Development are hereby reserved to Landlord. For all purposes of this Lease, the leasable area of the Leased Premises is conclusively deemed to be the square footage set forth in the Data Summary unless Tenant notifies Landlord in writing within thirty (30) days after the delivery of possession of the Leased Premises that the actual square footage is more than five percent (5%) greater or less than that set forth in the Data Summary. If Landlord and Tenant cannot agree as to the exact square footage, the leasable area shall be determined and certified by an independent architect appointed by Landlord and approved by Tenant. Leasable area shall include all the area within the mid-line of interior walls that separate the Leased Premises from other leasable areas and the exterior face of other walls, and the square footage of any mezzanines within the Leased Premises. The certificate of such architect as to square footage shall be binding upon both parties hereto. If such architect shall determine, or if the parties agree, that the actual square footage is more than five percent (5%) greater or less than that set forth in the Data Summary, then such square footage shall be used in all calculations based on square footage throughout this Lease, and the Minimum Rent and Sales Break Point set forth in the Data Summary shall be adjusted by multiplying such numbers by a fraction, the numerator of which is the leasable area so determined or agreed upon and the denominator of which is the leasable area set forth in the Data Summary, and Tenant shall be obligated to pay from the Commencement Date Minimum Rent, as so adjusted, and Percentage Rent based on the Sales Break Point, as so adjusted. If such adjustments are to be made pursuant to the immediately preceding sentence, Landlord shall be responsible for the fees of such independent architect; otherwise, Tenant shall be responsible therefor. Until an ultimate determination of leasable area is made to the contrary pursuant to this Section 1.01, Tenant shall pay all rent based on the leasable area set forth in the Data Summary, subject to retroactive adjustment as set forth above.

     SECTION 1.02. TERM. The term of this Lease (the "Term") shall commence on such date (the "Commencement Date") which shall be the earlier of (i) the last day of the Fixturing Period set forth in the Data Summary or (ii) the date on which Tenant shall open the Leased Premises for business to the public, and shall expire at 11:59 p.m. local time on the last day of the Term set forth in the Data Summary, unless sooner terminated in accordance with the provisions hereof (the "Expiration Date"). For all purposes of this Lease, the first "Lease Year" shall be the period that begins on the Commencement Date, includes any partial calendar month in which the Commencement Date occurs, and ends on the last day of the twelfth full calendar month after the Commencement Date. After the first Lease Year, the term "Lease Year" shall mean a period of twelve
(12) consecutive calendar months immediately following the preceding Lease Year except that the last Lease Year shall terminate on the date the Lease is terminated.

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     SECTION 1.03. OPENING. Tenant covenants and agrees to complete its construction within the Leased Premises in accordance with the provisions of this Lease and to open its store for business to the public not later than the Commencement Date.

     SECTION 1.04. ESTOPPEL CERTIFICATE. Tenant shall, without charge therefor, at any time and from time to time, within five (5) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate in reasonable form, certifying to Landlord or any other person(s) designated by Landlord, as of the date of such estoppel certificate: (i) that the Leased Premises have been delivered to Tenant in the condition required by this Lease, and that Tenant is in possession of the Leased Premises, has unconditionally accepted the same and is currently paying the rent in full; (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or of any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any rent has been paid in advance; (v) that Tenant has no knowledge of any uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) that Tenant has no knowledge of any event having occurred that authorized Tenant to terminate this Lease (or if Tenant has such knowledge, specifying the same in detail); (vii) any other matters that Landlord or such other person(s) may require to be confirmed. Any failure by Tenant to execute and deliver such certificate without modification and within the previously stated time period shall, in addition to Landlord's other rights set forth herein, constitute an irrevocable power of attorney appointing and designating Landlord or its successors or assigns as attorney-in-fact to execute and deliver such estoppel certificate as herein provided.


                          ARTICLE II. RENT AND DEPOSIT

     SECTION 2.01. PAYMENTS BY TENANT. Tenant shall pay to Landlord, without demand, deductions, set-offs or counterclaims, the rent, which is defined as the sum of the Minimum Rent, Percentage Rent and all Additional Rent, when and as the same shall be due and payable hereunder. All rent shall be paid in United States funds, made payable to Landlord and delivered to the offices of Charter Oak Partners set forth in Section 19.02 hereof unless otherwise specified by written notice from Landlord to Tenant.


     SECTION 2.02. MINIMUM RENT. Tenant shall pay throughout the Term monthly minimum rent ("Minimum Rent") for the Leased Premises in the amount set forth in the Data Summary for the applicable Lease Year. Minimum Rent shall be payable on or before the first day of each calendar month during the Term. The first payment of Minimum Rent shall be paid upon Landlord's execution of this Lease and is in addition to the deposit set forth in Section 2.05. The Minimum Rent for any partial calendar month shall be prorated at a daily rate.


     SECTION 2.03. PERCENTAGE RENT.

     (a) Tenant shall pay Percentage Rent for each Lease Year, equal to the Percentage Factor set forth in the Data Summary multiplied by all "Gross Sales" during such Lease Year in excess of the Sales Break Point set forth in the Data Summary for such Lease Year. "Gross Sales" shall mean the total amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or services arising out of or payable on account of (and all other receipts or amounts receivable whatsoever with respect to) all the business conducted in, on, or from the Leased Premises by or on account of Tenant or any other seller (including sublessees, assignees, licensees and concessionaires) for cash or otherwise, including all orders for merchandise taken or filled at the Leased Premises, and including all deposits not refunded to customers. For purposes of this Lease, a "sale" shall be deemed to occur, and the entire amount of the sales price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant or such other seller, or (ii) Tenant or such other seller receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or credit, or otherwise, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time. There shall be no deduction allowed for direct or indirect discounts, rebates, or other reductions on sales, unless generally offered to the public on a uniform basis or in the case of sales to employees. Moreover, no deduction shall be allowed for uncollected or uncollectible credit accounts, or for trade-ins or other

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

credits. The term "Gross Sales" shall exclude, however, amounts received from sales of damaged or unseasonable merchandise sold in bulk to merchants or jobbers, proceeds from any sales tax, gross receipts tax or similar tax, by whatever name called which are separately stated and in addition to the purchase price, bona fide transfers of merchandise from the Leased Premises to any other stores or warehouses of Tenant (except when made to circumvent this Section 2.03), and sales of Tenant's fixtures and equipment not in the ordinary course of Tenant's business. Refunds given to customers for merchandise purchased at the Leased Premises and returned or exchanged, if previously included in Gross Sales, shall be deducted from Gross Sales.

     (b) Tenant shall operate the business upon the Leased Premises so that a duplicate sales slip, invoice or non-resettable cash register receipt, serially numbered, or such other device for recording sales as Landlord approves, shall be issued with each sale or transaction, whether for cash, credit or exchange. For the purpose of permitting verification by Landlord of any amounts due as Percentage Rent, Tenant shall keep and preserve for at least three (3) years after the end of each Lease Year, at the Leased Premises or at Tenant's offices within the continental United States, such duplicate sales slips and receipts, and original or duplicate books and records (conforming to and in accordance with generally accepted accounting principles, consistently applied), which shall disclose all information required to determine Gross Sales ("Tenant's Records"). Upon Landlord's request, Tenant shall send to Landlord any and all statements, information and copies of sales and income tax reports and returns which separately show financial data for the Leased Premises, and inventory records and other data evidencing Gross Sales. Within ten (10) days after each calendar month Tenant shall submit to Landlord an unaudited statement of Gross Sales for such calendar month. All such statements shall be in such form and with such detail as Landlord shall deem necessary or desirable. Together with Tenant's statement of Gross Sales for the first month of a Lease Year in which Gross Sales exceed Tenant's Sales Break Point for that Lease Year, Tenant shall pay to Landlord as Percentage Rent that amount determined by multiplying (1) the Percentage Factor by (2) the excess of (i) Tenant's Gross Sales during such Lease Year through the end of such month, over (ii) Tenant's Sales Break Point for such Lease Year. Together with Tenant's statement of Gross Sales for each remaining month during such Lease Year, Tenant shall pay Percentage Rent determined by multiplying (1) the Percentage Factor by (2) Tenant's Gross Sales for that month. Within thirty (30) days after the close of each Lease Year, Tenant shall submit to Landlord a statement certified by the chief financial officer of Tenant setting forth the amount of Gross Sales during such Lease Year and showing the amount of Percentage Rent required to have been paid by Tenant for such Lease Year. If Tenant shall fail to timely deliver such annual statement to Landlord, (a) Landlord shall have the right to examine Tenant's Records and to prepare such annual statement on Tenant's behalf, which annual statement shall be deemed conclusive for the Lease Year in question, and Tenant shall pay to Landlord the cost of such preparation as Additional Rent, and (b) in addition, Tenant shall pay to Landlord, as Additional Rent and agreed reasonable compensation for the administrative and other costs which Landlord may incur, Two Hundred Fifty Dollars ($250.00) per day for each violation. Notwithstanding anything to the contrary in this Section 2.03, Landlord and/or Landlord's designee shall have the right, during Tenant's regular business hours, to inspect or audit at the Leased Premises or Tenant's offices within the continental United States Tenant's Records. If such inspection or audit determines that Percentage Rent required to have been paid exceeds the Percentage Rent which was actually paid for any Lease Year, Tenant shall immediately pay such excess to Landlord plus interest (as set forth in Section 19.15). If such excess shall be one percent (1%) or more of the amount actually paid, Tenant shall pay Landlord's cost of inspection and audit. If such excess shall be (i) three percent (3%) or more of the amount actually paid for any Lease Year or (ii) two percent (2%) or more of the amount actually paid for any two (2) out of five (5) Lease Years, then Tenant shall be in Default and Landlord shall have the rights set forth in Section 14.02.

     (c) In the event that any Lease Year is less than 365 days or if Tenant shall fail to operate its business in the Leased Premises in the manner and on each day as required pursuant to Article IV hereof, then, for the purpose of computing the Percentage Rent for any such short Lease Year, or such Lease Year affected by Tenant's failure to so operate, the Sales Break Point for such Lease Year shall be adjusted by multiplying the Sales Break Point otherwise applicable for such Lease Year by a fraction, the numerator of which shall be the actual number of days in such short Lease Year or the actual number of days in such Lease Year during which Tenant was open for business and operating in accordance with Article IV, and the denominator of which shall be the number "365".

     (d) In the event the Leased Premises are not open for business to the public on the Commencement Date Tenant shall pay to Landlord as Additional Rent an amount equal to the Minimum Rent until Tenant shall open its store for business and operate in accordance with Article 4, with the charge for partial months to be prorated. This remedy shall be in addition to any and all other remedies provided for in this Lease

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

including those set forth in Article XIV.


     SECTION 2.04. ADDITIONAL RENT. All sums of money or charges of any kind or nature other than Minimum Rent and Percentage Rent payable by Tenant to Landlord pursuant to this Lease (including the exhibits attached hereto) are defined as "Additional Rent" and, except as otherwise set forth herein, are due ten (10) days after the rendering of an invoice therefor. When Tenant is required in this Lease to pay Tenant's "proportionate share" of Common Area Maintenance Expenses, Taxes and other costs and expenses, such proportionate share shall be a fraction, the numerator of which is the square footage of leasable area in the Leased Premises, and the denominator of which is the total square footage of the leasable area in the Shopping Center, as the same shall exist on the first day of the month in question.


     SECTION 2.05. DEPOSIT. Tenant, concurrently with the execution of this Lease, shall deposit with Landlord the amount set forth in the Data Summary, which sum shall be held by Landlord as security for Tenant's full performance of its obligations under this Lease, including without limitation its obligation to pay all rent when due and to surrender the Leased Premises in the condition required in Sections 6.02(b) and 17.01 hereof. The deposit, which shall not bear interest to Tenant, may be applied by Landlord against any failure in Tenant's performance of any of the terms, provisions, or conditions of this Lease. Landlord shall return the deposit to Tenant, after deducting any sums owed to Landlord pursuant to this Lease, upon the expiration of this Lease, provided such termination is not a result of Tenant's Default. A mortgagee in possession of the Leased Premises, or any successor to its interest therein, through public or private foreclosure or the acceptance of a deed in lieu thereof, shall have no liability to Tenant with respect to such deposit unless such person or entity has acknowledged receipt of all or any portion of Tenant's deposit. In the event Landlord applies the deposit in whole or in part against a failure by Tenant, Tenant shall deposit sufficient funds to maintain the security deposit in the amount required herein. Upon the expiration of the Term, Landlord shall retain the deposit, or so much as has not been applied in accordance with the provisions hereof, until all of Tenant's obligations under this Lease have been fully satisfied whereupon the balance shall be returned to Tenant.


     SECTION 2.06. LATE CHARGE. For each payment required hereunder that is not received on or before the tenth (10th) day after the same is due, Tenant shall immediately pay, as Additional Rent, a service charge equal to four percent (4%) of the amount overdue. This Section 2.06, however, shall not be construed to extend the date for any payment required hereunder, and notwithstanding the imposition of such service charge Landlord shall retain all of its rights under
Article XIV hereof if any payment required to be made by Tenant is not made when due, and neither the demand for, nor collection by, Landlord of such service charge shall be construed as a cure of such failure of Tenant. It is agreed that such service charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is determined by a court of competent jurisdiction to be interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.


            ARTICLE III. PREPARATION OF LEASED PREMISES; ALTERATIONS

     SECTION 3.01. LANDLORD'S WORK. Tenant shall accept the Leased Premises in their "as is" condition as of the date of this Lease, except that Landlord, at its expense, shall make such improvements to the Leased Premises, as set forth in Exhibit "C" hereto ("Landlord's Work"). All other work done by Landlord at Tenant's request shall be at Tenant's expense and shall be paid for within five
(5) days after the presentation to Tenant of a bill for such work. Acceptance of possession by Tenant shall be conclusive evidence that Landlord's Work has been fully performed in the manner required, except for items which are specifically identified by Tenant on a punch list submitted to Landlord within thirty (30) days after the Delivery of Possession Date and for latent and structural defects in Landlord's Work. If any of Landlord's Work is dependent upon Tenant's Working Drawings and Specifications or other information or materials to be supplied by Tenant, and such Working Drawings and Specifications or other information or materials are not properly or timely furnished, then at Landlord's option (i) Landlord may elect not to perform such portion of Landlord's Work, or (ii) Landlord may perform such portion of Landlord's Work in accordance with plans and specifications or other information deemed by Landlord in its sole discretion to be appropriate or (iii) Landlord may wait for Tenant's proper Working Drawings and Specifications or other information or materials, whereupon (notwithstanding any other

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

provision hereof) Tenant shall be required to pay Minimum Rent and Additional Rent for a period preceding the Commencement Date that is equal to the number of days that the Delivery of Possession Date was delayed as a result of such wait.


     SECTION 3.02. DELIVERY OF POSSESSION DATE.

     The Delivery of Possession Date shall be the date on which the Leased Premises are available to Tenant for the performance of Tenant's Work (hereinafter defined) and the installation of Tenant's fixtures and equipment without substantial interference from Landlord. Such date shall be subsequently confirmed in a "Delivery of Possession Date Certificate" in the form attached hereto as Exhibit "B". Notwithstanding the foregoing, the Delivery of Possession Date shall be deemed to have occurred when all of Landlord's Work has been so substantially completed except for Landlord's Work that is dependent upon work to be performed by Tenant. If Tenant fails to comply with any of the terms, covenants or conditions of this Lease prior to the Delivery of Possession Date and such failure continues for ten (10) days after Landlord's notice thereof, Landlord may declare this Lease null and void and of no further force or effect and thereafter may demise the Leased Premises free from any right or claim of Tenant or, in the alternative may declare a Default and invoke its rights under Section 14.02. Tenant covenants and agrees to take physical possession of the Leased Premises on the Delivery of Possession Date. Notwithstanding anything in this Lease to the contrary, if for any reason the Delivery of Possession Date shall not have occurred by the Outside Delivery Date set forth in the Data Summary, then either party shall have the right to immediately terminate this Lease by giving ten (10) days prior written notice to
the other party prior to the Delivery of Possession Date.   Upon such
termination, neither party shall have any further obligation or liability to the other relating to this Lease.


     SECTION 3.03. TENANT'S WORK.

     (a) Tenant agrees, at its sole cost and expense, to perform all work set forth in, and in accordance with, Exhibit "D" attached hereto ("Tenant's Work"). Tenant's Work, and any other work necessary to open the store for business, shall be completed, and all approvals and certificates of occupancy hereinafter described which are necessary to open the store for business to the public shall be obtained, by Tenant on or before the Commencement Date. Such work shall include the installation of fixtures and equipment and the stocking of the Leased Premises with suitable merchandise. Tenant covenants that all such fixtures and equipment visible to customers shall be new or otherwise acceptable to Landlord in appearance.

     (b) Tenant may enter the Leased Premises during normal working hours during the course of Landlord's Work for the purpose of inspecting same and taking measurements. At such time prior to the Delivery of Possession Date that Landlord's Work has progressed sufficiently to permit Tenant to perform its work without interfering with Landlord's Work, Landlord upon written notice to Tenant may, but shall not be required to, permit Tenant to enter the Leased Premises in order to begin Tenant's Work and perform such other work as may be required under this Lease in order to ready the store for opening. Throughout the period of Tenant's Work, Tenant shall schedule its work so as not to interfere with any work being performed by Landlord or by any other tenant in the Retail Development.

     (c) Tenant agrees to furnish to Landlord the Working Drawings and Specifications with respect to the Leased Premises prepared in the manner and within the time periods required in Exhibit D. If such Working Drawings and Specifications are not furnished by Tenant to Landlord within the required time period in a form to permit approval by Landlord, then Landlord may avail itself of its options under Section 3.02 or in Exhibit D. Landlord's approval of Tenant's Working Drawings and Specifications or any modifications thereof shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible therefor. In addition to conforming to the requirements specified in Exhibit D, all work performed by Tenant shall comply with such reasonable rules and regulations as Landlord and its representatives may make. It is further understood and agreed that: (i) Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to, any fixtures, equipment, merchandise, or other property belonging to Tenant or its agents, employees and contractors, installed or left in the Leased Premises, unless such loss or damage is caused by the intentional acts of Landlord, its agents or employees; and (ii) Tenant's entry upon and occupancy of the Leased Premises prior to the Commencement Date shall be governed by and subject to all the provisions, covenants and conditions of this Lease.


     SECTION 3.04. ALTERATION BY TENANT.

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     (a) Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Leased Premises, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the storefront or the mechanical, electrical, plumbing or sprinkler systems without providing to Landlord any drawings or specifications required by Landlord, and without Landlord's prior written consent. In the event Landlord grants such consent, such repairs, alterations, additions or improvements shall be performed in a good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Tenant agrees that Landlord shall have the right, at no expense to Landlord, to require Tenant to furnish Landlord with payment and performance bonds guaranteeing the completion of any repairs, alterations, additions or improvements (structural or otherwise) to be performed by Tenant under any provision of this Lease.

     (b) Prior to the commencement of any work by Tenant, Tenant shall obtain public liability and workers' compensation and builder's risk insurance, in amounts and coverages satisfactory to Landlord to cover every contractor, subcontractor and materialman to be employed by Tenant, and shall deliver duplicate originals or certificates of all such insurance to Landlord for written approval which shall not be unreasonably withheld or delayed. Such policies shall name Landlord as an additional insured, shall be non-cancelable without thirty (30) days' prior written notice to Landlord and shall be with companies reasonably satisfactory to Landlord.

     (c) Tenant shall timely obtain at its sole cost all certificates and approvals with respect to work done and installations made by Tenant that may be required for the issuance of a certificate of occupancy for the Leased Premises, and shall immediately deliver to Landlord a copy of all such certificates and approvals. Promptly upon the completion of its work, Tenant shall repair, clean and restore to their prior condition all portions of the Retail Development affected by any work of Tenant. In the event that any mechanic's, materialman's or other lien is filed against the Leased Premises or the Retail Development as a result of any work or act of or on behalf of Tenant, Tenant, at its expense, shall discharge or bond off the same within ten (10) days from the filing thereof. If Tenant fails to discharge said mechanic's, materialman's or other lien, Landlord may bond or pay the same without inquiring into the validity or merits of such lien and all sums so advanced and fees incurred (including legal fees) shall be paid by Tenant on demand as Additional Rent.
It shall be Tenant's continuing obligation to keep and maintain the Leased Premises and all other parts of the Retail Development free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In addition, Tenant shall replace any bonds posted by Landlord pursuant hereto with a suitable bond of equivalent amount within seven (7) days after Landlord's demand therefor.


     SECTION 3.05. REMOVAL BY TENANT. All repairs, alterations, decorations, additions and improvements made by Tenant shall be deemed to be attached to the leasehold and to have become the property of Landlord upon such attachment. Upon the expiration or sooner termination of this Lease, Tenant shall not remove any of such alterations, decorations, additions and improvements, except that trade fixtures, furniture and equipment installed by Tenant may be removed if all rents hereunder are paid in full and Tenant has performed all of its other
obligations hereunder.   Notwithstanding the foregoing, prior to the expiration
of the Term, Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the expiration or termination of this Lease and Tenant shall promptly remove same and repair any damage to the Leased Premises caused by such removal.


                        ARTICLE IV. CONDUCT OF BUSINESS

     SECTION 4.01. USE AND TRADE NAME. Tenant shall continuously use and occupy the Leased Premises and operate the Leased Premises each and every day during the Term, other than on holidays on which Landlord permits the Shopping Center to be closed. Such use, occupancy and operation shall be solely for the Permitted Use set forth in the Data Summary and for no other purpose and shall include the entire area of the Leased Premises. Throughout the Term, Tenant shall (a) operate its business in the Leased Premises under the Permitted Trade Name specifically set forth in the Data Summary and under no other, (b) not change the advertised name or character of the business operated in the Leased Premises, and (c) refer to the Shopping Center by name and by its logo whenever designating the location of the Leased Premises in all advertising, billboards, stationery and other local media.

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     SECTION 4.02. OPERATION OF BUSINESS. Tenant shall conduct its business at all times in a high class and reputable manner, maintaining at all times a full staff of employees and a complete stock of merchandise. Tenant shall install and maintain at all times a display of merchandise in the display windows (if any) of the Leased Premises and shall keep the same well lighted during all hours that the Retail Development is open to the general public and during such other hours as may be reasonably designated by Landlord for the Shopping Center in general. In no event shall Tenant conduct or advertise any auction, fire, going out of business, or bankruptcy sale in or about the Leased Premises without Landlord's prior written consent in each instance, which consent may be withheld by Landlord in its sole and absolute discretion. Tenant shall conduct its business in the Leased Premises in a lawful manner during all hours specified by Landlord for the Shopping Center and Tenant shall not do any act tending to injure the reputation of the Shopping Center as determined by Landlord. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Leased Premises, or if a failure to procure such a license or permit might or would in any way adversely affect Landlord or the Retail Development, then Tenant, at Tenant's expense, shall procure and thereafter maintain such license(s) or permit(s) and submit the same for inspection by Landlord.
Tenant, at Tenant's expense, shall at all times comply with the requirements of such license(s) or permit(s).


     SECTION 4.03. UTILITIES. Tenant, at its expense, shall arrange for and pay all costs and charges for all utilities and services provided or used in or at the Leased Premises, commencing with the Delivery of Possession Date and throughout the Term. Tenant shall pay directly to the public utility companies the cost of any installation of any and all such utility services and meters not included in Landlord's Work. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims arising from the installation and maintenance of such utility services and from all costs and charges for utilities used on or in the operation of the Leased Premises.


     SECTION 4.04. SIGN. Tenant shall install and maintain one (1) sign affixed to the front of the Leased Premises, subject to the prior written approval of Landlord as to design and location and conforming to all applicable legal and insurance requirements. Tenant's sign shall be consistent with the specifications and requirements contained in Exhibit "E" attached hereto.
Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Leased Premises or Retail Development thereby. Tenant shall keep such sign lit during all hours that the Shopping Center is open for business and during such other hours as are designated from time to time by Landlord in the rules and regulations for the Shopping Center. In the event Landlord deems it necessary to remove such sign, then Landlord shall have the right to do so, provided, however, that if the sign has received Landlord's prior written approval, Landlord shall replace said sign as soon as practicable. No additional signs, graphics or appliques of any kind which can be seen from outside the Leased Premises shall be installed or displayed in, on or about the Leased Premises without the prior written consent of Landlord. Any interior signs shall be tasteful and prepared in a professional manner (not hand-lettered). Any sign or display visible from outside the Leased Premises which does not meet the above criteria may be removed at any time by Landlord without Landlord incurring any liability therefor.


     SECTION 4.05. TENANT'S ADDITIONAL COVENANTS. Tenant covenants and agrees that, in the operation of its business within the Leased Premises, Tenant shall:
(a) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business or upon Tenant's fixtures, furnishings or equipment in the Leased Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Leased Premises by Tenant, and pay when and as due all license fees, permit fees and charges of a similar nature for the conduct of any business or undertaking authorized hereunder to be conducted in or from the Leased Premises; (b) observe all reasonable requirements promulgated by Landlord from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; (c) not use any space in the Retail Development outside the Leased Premises for sale, storage or any other undertaking; (d) not use the plumbing facilities in the Leased Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein; (e) not use any advertising medium or sound devices which may be heard outside the Leased Premises, nor permit any odor to emanate from the Leased Premises which is objected to by Landlord or by any tenant or occupant of the Shopping Center (and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such odor); (f) keep the Leased Premises and the interior and exterior of Tenant's storefront in a neat, clean, safe and sanitary condition; (g) not leave any debris on or cause any

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


damage to any platform, loading dock or service area or any other portion of the common areas used by Tenant; (h) promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, and observe and comply with all covenants and restrictions of record and all notices from Landlord's mortgagee, affecting or applicable to the Retail Development, or the Leased Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other requirement is substantial, foreseen or unforeseen or ordinary or extraordinary, or shall necessitate structural changes or improvements, or shall interfere with the use or enjoyment of the Leased Premises; (i) not use the common areas for display, sale, handbilling, advertising, solicitation, or any other similar undertaking; and (j) keep the temperature within the Leased Premises at such levels so as to prevent freezing of water in pipes and fixtures.


     SECTION 4.06. STORAGE AND OFFICE SPACE. Tenant shall store or stock in the Leased Premises only merchandise that Tenant intends to offer for retail sale in the Leased Premises. Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is reasonably required for Tenant's business therein.


     SECTION 4.07. CARE OF PREMISES. Tenant shall keep the Leased Premises and the exterior and interior of Tenant's storefront orderly, neat, safe and clean. Tenant shall not move any safe or any other heavy or bulky equipment or fixtures into or out of the Leased Premises without Landlord's prior written consent which shall not be unreasonably withheld. Tenant agrees that it will not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry, and will not install, operate or maintain in the Leased Premises any heavy equipment except in such manner as to achieve a proper distribution of weight.


     SECTION 4.08. NOTICE BY TENANT. Tenant shall give immediate notice to Landlord of damage to or accidents in the Leased Premises or in the Building and of defects therein or in any fixtures or equipment.


     SECTION 4.09. RADIUS. In the event Tenant or any person, firm or corporation who or which controls Tenant or is controlled by Tenant or by such other person, firm or corporation shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate, or become financially interested in any similar or competing business during the Term within the Radius set forth in the Data Summary, then the Gross Sales (as defined in this Lease) of any such business or businesses within said Radius shall be included in Tenant's Gross Sales for purposes of computing Percentage Rent hereunder. This Section 4.09 shall not apply to any such business or businesses which are open and are being operated by Tenant within said Radius on the Effective Date (as defined in Section 19.21).


     SECTION 4.10. HAZARDOUS MATERIALS.

     (a) Notwithstanding anything to the contrary set forth below, Landlord indemnifies and shall defend and hold harmless Tenant from and against all claims associated with the presence of Hazardous Materials existing on the Leased Premises as of the Delivery of Possession Date or placed on or around the Leased Premises by Landlord, its agents, employees or contractors.

     (b) Tenant represents and warrants that it shall not use nor cause to be used any Hazardous Materials within the Leased Premises or in the Retail Development which in any manner violates or may violate federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     (c) Except as otherwise provided in Section 4.10(a) above, (i) Tenant shall be solely responsible for and shall comply with all laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Leased Premises with respect to the presence or removal of Hazardous Materials within the Leased Premises and/or compliance with any environmental laws or ordinances relating to the Leased Premises or Tenant's use thereof,
(ii) Tenant shall be responsible for all costs including, but not limited to, those resulting from monitoring, clean-up or compliance incurred with respect to any Hazardous Materials placed in the Leased Premises after the Delivery of Possession Date, and shall be responsible for all such costs incurred with respect to any Hazardous Materials placed in, on or under the Retail Development by Tenant or its

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

agents, employees or contractors and (iii) Tenant indemnifies and shall hold harmless Landlord from and against any and all costs, claims, suits, causes of action, losses, injury or damage, including without limitation, personal injury damage (including death) as well as damage to property and all sums paid for settlement of claims, reasonable attorney's fees, consultant and expert fees arising during or after the Term as a result of a breach of the foregoing obligations or resulting from the presence or removal of any Hazardous Materials that shall have existed in the Leased Premises on or before the date that Tenant shall vacate and surrender same.

     (d) As used herein, "Hazardous Materials" means any material or substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the State or the United States government. "Hazardous Materials" includes any and all material or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous material" pursuant to state, federal or local governmental law.



                             ARTICLE V. COMMON AREA

     SECTION 5.01. USE OF COMMON AREA. Landlord agrees to cause to be operated, managed and maintained during the Term all of the common areas of the Shopping Center. The term "common areas" shall mean the parking areas, pedestrian sidewalks and bridges, mall areas, truckways, loading docks, delivery areas, park areas, elevators and escalators and stairs not contained in leased areas, public rest rooms and comfort stations, if any, and all other areas or improvements which may be provided for the convenience and use of the occupants and tenants of the Retail Development and their respective agents, employees, customers and invitees and other licensees of Landlord, including, without limitation, all roads and driveways serving the Retail Development which are operated, maintained or repaired by Landlord or at Landlord's expense. The use and occupancy by Tenant of the Leased Premises shall include the non-exclusive use, in common with all others to whom Landlord has or may hereafter grant rights to use the same (including, but not limited to, the owners, tenants and occupants of the Shopping Center), of the common areas and of such other facilities as may be designated by Landlord from time to time; subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such areas and to discourage non-customer use, provided Landlord shall use its best efforts not to unreasonably interfere with Tenant's conduct of business. In addition Landlord may modify, from time to time, the traffic flow pattern and layout of parking spaces and the entrances-exits to adjoining public streets or walkways, utilize portions of the common areas for entertainment, programs and displays and do such other acts in and to the common areas as in its judgment may be desirable.


     SECTION 5.02. COMMON AREA MAINTENANCE EXPENSES.

     (a) Tenant shall pay as Additional Rent Tenant's proportionate share of all costs and expenses (the "Common Area Maintenance Expenses") of every kind and nature paid or incurred by Landlord, or for which Landlord is obligated during the Term, for operating, equipping, policing and protecting, lighting, insuring, repairing, replacing and maintaining (i) the common areas, (ii) the Building roofs and exteriors and other portions of the Retail Development not leased or available for lease, and (iii) all other areas, facilities and buildings used in the maintenance and operation of the Retail Development including any sprinkler or other safety systems, and any central mechanical plant. Such costs and expenses shall include, but not be limited to, the costs and expenses incurred in the following: providing all utilities to the Retail Development (except such costs which are paid by individual tenants), including all energy costs; illumination and maintenance of signs, whether located on or off the Retail Development; cleaning, lighting, snow removal and landscaping; security control and fire protection (including a per annum sprinkler charge of $0.10 per square foot of leasable area); management fees; premiums for Landlord's insurance described in Section 8.01 hereof; maintaining and replacing the equipment (if any) supplying music to such areas; the reasonable depreciation of equipment used in the operation and maintenance of such areas; compensation, employment taxes and expenses and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of persons directly involved in the performance, management or administration of the work specified in this Section 5.02; repair, maintenance and cleaning of such areas; operating costs; and maintenance, repair and replacement of mechanical equipment including any automatic door openers, elevators, escalators, lighting fixtures, fire sprinkler systems, security alarm systems, and all other items of equipment used in connection with the Retail Development or the central mechanical plant serving the Retail Development. In the event Landlord, in its sole discretion, elects to furnish any utilities or services to Tenant and other tenants in the Retail Development, including heat, ventilation and air-

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

conditioning, Landlord's cost therefor shall be included in Common Area Maintenance Expenses. There shall also be added to the foregoing an amount equal to fifteen percent (15%) of the total of all of the foregoing costs and expenses set forth in this Section 5.02(a) to compensate Landlord for administrative services that are performed by persons not described above. Notwithstanding anything to the contrary contained herein, Common Area Maintenance Expenses shall not include any expenses of repairing Landlord's construction defects.

     (b) Tenant's proportionate share of Common Area Maintenance Expenses shall be paid in advance, in equal monthly installments during each calendar year during the Term, in the same manner and at the same time as Minimum Rent is payable hereunder (and without separate invoice) without deduction or diminution of any kind, based on an amount estimated from time to time by Landlord. Notwithstanding the above, in the event Landlord at any time determines that the amount of Common Area Maintenance Expenses actually being paid or incurred by Landlord exceeds the estimate upon which Tenant's proportionate share was computed, then Tenant, following a request from Landlord, shall commence to pay a revised amount as computed on the basis of Landlord's revised estimate. Following each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of Common Areas Maintenance Expenses for such period. If the total amount paid by Tenant under this Section
5.02 for any calendar year shall be less than the actual amount due for such calendar year as shown on such statement, Tenant shall pay Landlord the difference within ten (10) days, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed the actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant under this Section 5.02, or, if there are no further amounts due Landlord under this Lease, such excess shall be promptly paid to Tenant. Tenant's liability for its proportionate share of Common Area Maintenance Expenses for any calendar year in which the Term begins or ends shall be the pro-rated amount of such total expenses for such calendar year, based upon the number of days of the Term falling within such calendar year.


                      ARTICLE VI. REPAIRS AND MAINTENANCE.

     SECTION 6.01. REPAIRS AND MAINTENANCE BY LANDLORD.  For the first twelve
(12) months only following the Delivery of Possession Date, Landlord shall, upon written notice from Tenant of the necessity therefor, correct any defects in Landlord's Work within the Leased Premises. In addition, Landlord, upon written notice from Tenant of the necessity therefor, shall (a) keep in good order, condition and repair the sewer, utility and water lines installed by Landlord servicing the Leased Premises that are located outside of the Leased Premises, and (b) correct any structural defects in the roof, foundation, floor slab, and exterior walls of the Building, unless the need therefor results from the act or neglect of Tenant, its agents, employees or contractors. All such costs and expenses of the type incurred by Landlord under this Section 6.01 shall be included in Common Area Maintenance Expenses.


     SECTION 6.02. REPAIRS AND MAINTENANCE BY TENANT.

     (a) Except for the repair and maintenance obligations of Landlord described in Section 6.01, Tenant, at its expense, shall promptly make all repairs and replacements and perform maintenance in and to the Leased Premises and all equipment and fixtures therein or appurtenant thereto, that are necessary or desirable in order to keep the Leased Premises in good order, condition and repair and in safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacement of: (i) that portion of any pipes, lines, ducts, wires or conduits contained within and serving solely the Leased Premises; (ii) the storefront, including all windows, doors, glass, window frames and door frames, that are contained in or about the Leased Premises; (iii) Tenant's sign; (iv) the floors and floor coverings, doors, windows, walls, partitions and ceilings in the Leased Premises; (v) heating, ventilating, air conditioning, electrical and plumbing equipment and fixtures serving solely the Leased Premises; and (vi) any part of the Leased Premises or the Retail Development when repairs thereto are necessitated by any act or omission (negligent or otherwise) of Tenant, its agents, contractors, employees or invitees, or by the failure of Tenant to perform any of its obligations under this Lease.

     (b) Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State and all directions, rules and regulations of the health officer, building inspector, the National Fire Protection Association and other officials of governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinances, rules, regulations and orders of any lawful authority having jurisdiction affecting the Leased Premises or Tenant's use thereof.

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     (c) Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction or the underwriters insuring the Building. If any bureau, department or official of the Federal, State or local government requires or recommends the installation of any changes, modifications or alterations in the sprinkler system or additional sprinkler heads or other equipment (hereinafter collectively "changes") by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Leased Premises, or for any other reason, or if any such changes become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rates set by any fire insurance company, Tenant, at Tenant's expense, shall promptly make such changes as required.


                              ARTICLE VII.  TAXES.

     SECTION 7.01. TENANT TO PAY PROPORTIONATE SHARE OF TAXES. Tenant shall pay as Additional Rent Tenant's proportionate share of all Taxes for Tax Years beginning or ending during the Term. The term "Taxes" shall include all real estate taxes, ad valorem taxes and assessments, general and special assessments, taxes on real estate rental receipts, taxes on Landlord's gross receipts, taxes imposed on leasehold improvements and any other tax whether now or hereafter imposed upon or levied against real estate or upon owners of real estate as such rather than persons generally (but not including any taxes based on net income or any estate or inheritance tax or any transfer tax, mortgage tax or recording fee on the sale or mortgage of the Retail Development), which are assessed or payable with respect to or allocable to the Retail Development, including all land and all buildings and improvements situated thereon, together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord's administrative costs in relation to the foregoing. Tenant's liability for its proportionate share of any Taxes for any Tax Year in which the Term begins or ends shall be subject to a pro rata adjustment based upon the number of days of the Term falling within such Tax Year. Tenant's obligation under this Section 7.01 shall survive the expiration of the Term. The term "Tax Year" means each period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Retail Development.


     SECTION 7.02. METHOD OF PAYMENT. Tenant's proportionate share of Taxes shall be paid in equal monthly installments in the same manner and at the same time as Minimum Rent is payable hereunder (and without separate invoice) without deduction or diminution of any kind, based on an amount estimated from time to time by Landlord. If at any time during a Tax Year it shall appear that Landlord has underestimated Tenant's proportionate share of Taxes for such Tax Year, Landlord may reestimate same and may bill Tenant for any deficiency which may have accrued during such Tax Year and thereafter the monthly installments payable by Tenant shall also be adjusted. Within one hundred twenty (120) days after the Tax Year, or, if later, after Landlord's receipt of tax bills for such Tax Year, or such reasonable (in Landlord's determination) time thereafter, Landlord will notify Tenant of the actual amount of Taxes for the Tax Year in question and of Tenant's proportionate share thereof, and Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or shall pay Tenant if there are no further payments due under this Lease), within thirty (30) days of the aforesaid notification to Tenant, the amount of any underpayment or overpayment, as the case may be. The failure of Landlord to provide such notification within the time prescribed above shall not relieve Tenant of its obligations hereunder.


               ARTICLE VIII. INSURANCE, INDEMNITY AND LIABILITY.

     SECTION 8.01. LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall maintain during the Term fire and extended coverage insurance, with such special endorsements as Landlord shall determine from time to time, insuring (a) all buildings in the Retail Development (including coverage for vandalism, plate glass breakage and related coverage as determined by Landlord), (b) the improvements designated as Landlord's Work and (c) the improvements to the Leased Premises provided by Tenant pursuant to this Lease (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property) in an amount determined by Landlord. Landlord shall also carry a comprehensive policy of general liability insurance (including coverage for death, personal injury and property damage, and for defamation and false arrest) in amounts determined by Landlord and rental interruption insurance in amounts at least equal to the total anticipated rent obligation of Tenant and other tenants in the Retail Development for twelve (12) full months.

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     SECTION 8.02. TENANT'S INSURANCE OBLIGATIONS. Tenant, at its sole cost and expense, shall maintain in effect at all times during the Term insurance policies providing for the following coverage:

     (a) Personal Property Insurance. Extended coverage insurance against fire, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State, insuring Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass and all items of personal property of Tenant located on or in the Leased Premises, in an amount not less than the full replacement value thereof. Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured.

     (b) Liability Insurance. A comprehensive policy of general liability insurance, naming Landlord and any mortgagee of the Shopping Center as additional insured, protecting against any liability occasioned on or about any part of the Shopping Center, the Leased Premises or appurtenances thereto, or arising from any of the acts set forth in Section 8.04 hereof against which Tenant is required to indemnify Landlord, with such policy to be in the minimum amount of Three Million Dollars ($3,000,000) single limit coverage. In addition, such minimum limit may from time to time, at Landlord's option, be increased to an amount determined by Landlord to be consistent with industry standards.

     (c) Products Liability Insurance. Products liability insurance for merchandise offered for sale or lease from the Leased Premises, including (if this Lease covers leased premises in which food and/or beverages are sold and/or consumed) coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Leased Premises, of not less than Two Million Dollars ($2,000,000) for personal injury and death and not less than Five Hundred Thousand Dollars ($500,000) for property damage.


     SECTION 8.03. GENERAL PROVISIONS.

     (a) All insurance policies herein to be maintained by Tenant shall: (i) be issued by insurance companies reasonably satisfactory to Landlord authorized to do business in the State; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and
(iii) insure and name Landlord and any mortgagee of the Shopping Center as additional insureds as their respective interests may appear. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. Before Tenant takes possession of or commences work in the Leased Premises, and before any such insurance policy shall expire, Tenant shall deliver to Landlord a duplicate original or certified copy of each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. In the event that Tenant shall fail promptly to furnish such evidence of any such insurance coverage Landlord, at its sole option, shall have the right to obtain the same and pay the premiums therefor, as set forth in Section 14.05 hereof. Such insurance may be carried under a blanket policy covering the Leased Premises and other locations of Tenant.
Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days prior written notice thereof: (i) such insurance policy shall not be cancelled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy, and (iii) no material changes may be made in such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy.

     (b) Tenant shall not do or permit to be done any act or thing upon the Leased Premises that will invalidate or conflict with any of Landlord's insurance policies referred to in this Article VIII; and Tenant shall promptly comply with all rules, orders, regulations, or requirements relating to such insurance policies, and shall not do, or permit anything to be done, in or upon the Retail Development or the Leased Premises, or bring or keep anything therein, which shall increase the premiums for any such insurance policies. If any act or omission of Tenant, its agents, employees or contractors shall cause an increase in such premiums, or result in other increased costs to Landlord in connection with such policies, then Tenant shall reimburse Landlord on demand as Additional Rent for the amount of any such increased premiums or costs. In particular, if Tenant uses the Leased Premises for the preparation of food, Tenant shall reimburse Landlord on demand for any part of the premium for insurance coverage under Section 8.01 hereof required to be paid on account of such use of the Leased Premises.

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                                                  THE FACTORY STORES @ PARK CITY

     (c) Both parties agree that the fire and extended coverage insurance policies to be maintained by them shall contain a waiver of subrogation, as set forth in Section 8.04.


     SECTION 8.04. COVENANTS TO HOLD HARMLESS.

     (a) Landlord and Tenant mutually agree with respect to any loss generally covered under the classification "fire and extended coverage insurance", that the one suffering said loss releases the other, its officers, directors, employees, and agents from any and all claims and liability or responsibility with respect to such loss, including losses arising out of the inability to conduct business or receive rent; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

     (b) Except arising from the negligence or willful misconduct of Landlord, its agents or employees, Tenant hereby indemnifies and agrees to save harmless Landlord, its officers, directors, partners, employees and agents and any mortgagee or master lessor of the Retail Development (the "Indemnitees") from and against any and all claims, actions, damages, liability, cost and expense, including attorneys' fees, that (i) arise from or are in connection with the possession, use, occupancy, management, repair, maintenance or control of the Leased Premises, or (ii) arise from or are in connection with any act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) result from injury to person or property or loss of life sustained in or about the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against any Indemnitee with respect to the foregoing, and shall pay, satisfy and discharge any and all judgments, orders and decrees which may be received against any Indemnitee with respect to the foregoing. Notwithstanding the foregoing, any Indemnitee shall have the right, in its sole discretion, to defend or intervene in such litigation to protect its interest hereunder, in which case Tenant shall continue to hold harmless such Indemnitee and shall pay all costs, expenses and attorneys' fees incurred or paid by such Indemnitee in connection with such litigation.

     (c) Landlord hereby indemnifies and agrees to save harmless Tenant, its officers, directors, partners, employees and agents from and against all claims, actions, damages, liability, costs and expense, including attorneys' fees, that arise from or are in connection with the operation, management, repair or maintenance of the common areas, unless arising out of the acts of Tenant or its agents, employees or contractors, or unless resulting in occurrences that take place in the Leased Premises. Landlord, at its own cost and expense, shall defend any and all actions, suits and proceedings which may be brought against Tenant with respect to the foregoing.

     SECTION 8.05. LIABILITY OF LANDLORD TO TENANT. Except with respect to any damages resulting from Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant, its agents, employees or customers, for any damage, loss, compensation, accident, or claims whatsoever resulting from: the necessity of repairing any portion of the Retail Development; any interruption in the use of the Leased Premises; the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of any elevators, heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Leased Premises; any fire, robbery, theft, or any other casualty; any leakage in any part or portion of the Leased Premises or the Retail Development; any water, wind, rain or snow that may leak into, or flow from part of the Leased Premises or the Retail Development; any acts or omissions of any other tenant in the Retail Development; any explosion, casualty, utility failure or malfunction, or falling plaster; or the bursting, stoppage or leakage of any pipes, drains, conduits, appliances or plumbing works; or any other cause whatsoever.


                  ARTICLE IX. DESTRUCTION OF LEASED PREMISES.

     SECTION 9.01. CONTINUANCE OF LEASE. In the event of any damage to the Leased Premises by fire or other casualty, this Lease shall not be terminated or otherwise affected; except that, (i) if more than twenty-five percent (25%) of the square footage of the Leased Premises shall be so damaged during the last three (3) years of the Initial Term (or, if applicable, any Renewal Term) and the cost of repair or restoration exceeds Ten Thousand Dollars ($10,000.00) as estimated by Landlord (provided, however, that Tenant may vitiate a termination pursuant to this clause (i) if it notifies Landlord within ten (10) days of such termination notice that it exercises its option to renew this Lease, if such option shall exist pursuant to Article I), or (ii) if Landlord is unable to rebuild any portion of the Retail Development due to any inability to obtain any required governmental approval in connection therewith, or (iii) if more than thirty-five

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                                                  THE FACTORY STORES @ PARK CITY

percent (35%) of the floor area of the Retail Development shall be damaged or destroyed by fire or other casualty, or (iv) if all or any part of the Retail Development shall be damaged or destroyed at any time by the occurrence of any risk not covered under the insurance required to be carried under Article VIII hereof, then Landlord shall have the option to immediately terminate this Lease by giving written notice to Tenant within (90) days after such fire or other casualty, or if later, within forty-five (45) days after Landlord determines that it is unable to obtain such governmental approval. Upon such termination,
(a) the entire proceeds of the insurance provided for in Section 8.01 hereof shall be paid by the insurance company or companies directly to Landlord and shall belong to, and be the sole property of, Landlord, (b) the portion of the proceeds of the insurance provided for in Section 8.02 which is allocable to equipment, fixtures and other items, which, by the terms of this Lease, belong to the Landlord upon the termination of this Lease by whatever cause, shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord, and the balance of such proceeds shall be paid to Tenant and (c) Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease after the date of such termination. Tenant hereby waives any and all rights which it may have to terminate this Lease by reason of damage to the Leased Premises by fire or other casualty pursuant to any present or future statute or law.


     SECTION 9.02. RECONSTRUCTION. If all or any portion of the Leased Premises is damaged by fire or other casualty and this Lease is not terminated in accordance with Section 9.01 hereof, then the damage to the Leased Premises shall be repaired promptly upon receipt of the insurance proceeds therefor, but in any event within six (6) months following the damage or destruction (exclusive of events set forth in Article XVI herein) and the rent and Sales Break Point shall be reduced in proportion to the floor area of the Leased Premises rendered unusable. Notwithstanding anything to the contrary contained herein, in the event that Tenant has not achieved Gross Sales in the amount of or exceeding the Sales Break Point set forth in Section 2.03 of the Data Summary, the Sales Break Point shall not be reduced until Tenant achieves said sales. Payment of full rent shall commence and Tenant shall be obligated to reopen all of the Leased Premises for business on the fifteenth (15th) day following the date that Landlord advises Tenant that the Leased Premises are usable, unless Tenant opens at an earlier time in the damaged area or remains open in such area following destruction or damage, in which event there shall be no reduction or any such reduction shall terminate as of the date of Tenant's earlier reopening. Landlord shall be obligated to cause such repairs to be made except that Landlord shall have the option to cause Tenant to repair and reconstruct the improvements to the Leased Premises originally provided by Tenant, in which event Tenant shall commence performance of its work within ten
(10) days following notice from Landlord that it has completed repairs required of Landlord, shall diligently pursue the completion of such work and shall cause the same to be completed as soon thereafter as possible, but in any event within thirty (30) days following the substantial completion of Landlord's work. In the event of such repair and reconstruction by Tenant, Landlord shall make available to Tenant for such purpose such portion of any insurance proceeds received by Landlord from its insurance carrier, under the policy carried pursuant to Section 8.01 of this Lease, allocated by Landlord to such of Tenant's improvements. Such allocation shall be in Landlord's reasonable discretion unless Tenant has designated in writing to Landlord in advance of such fire or casualty a reasonable replacement value of its improvements. In the event of any such repair or reconstruction by Tenant, an architect duly registered in the State shall be selected by Landlord and shall direct the payment of such insurance proceeds, which shall be payable to Tenant only upon receipt by Landlord of certificates of said architect stating that the payments specified therein are properly payable for the purpose of reimbursing Tenant for expenditures actually made by Tenant in connection with such work. At the election of Landlord or Landlord's mortgagee, direct payments may be made to contractors, material suppliers and laborers upon written certification by said architect that such payments are due and payable. Any such insurance proceeds in excess of Tenant's actual expenditures in restoring the damage or destruction shall belong to Landlord. In making repairs, restoration or reconstruction, Tenant, at its expense, shall comply with all laws, ordinances and governmental rules or regulations, shall perform all work or cause such work to be performed with due diligence and in a first-class manner, and shall obtain all necessary permits. Any amount expended by Tenant in excess of such insurance proceeds received by Landlord and made available to Tenant shall be the sole obligation of Tenant. The party who shall actually repair or reconstruct Tenant's improvements to the Leased Premises shall do so in accordance with Tenant's Working Drawings and Specifications originally approved by Landlord pursuant to Exhibit D hereof or in accordance with subsequent working drawings and specifications previously approved by Landlord, or, at Landlord's sole election, with new drawings prepared by Tenant and acceptable to Landlord. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings and equipment except if said repairs, replacement, damage or deprivation of possession is caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. Except as may be specifically set forth in this Article IX, Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Leased Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

Tenant's possession of all or any part of the Leased Premises.


                            ARTICLE X. CONDEMNATION.

     SECTION 10.01. EMINENT DOMAIN. If fifty percent (50%) or more of the floor area of the Leased Premises shall be taken or condemned by any government authority (including, for purposes of this Article, any purchase by such government authority in lieu of a taking) then either party may elect to terminate this Lease by giving notice to the other party not more than sixty
(60) days after the date on which such title shall vest in the authority. If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, Landlord may elect to terminate this Lease by giving Tenant notice within one hundred twenty (120) days after such taking. In addition, if the lease of any Major Tenant or the leases of tenants occupying more than fifty percent (50%) of the leasable area of the Retail Development shall terminate, pursuant to such taking, condemnation or purchase in lieu thereof, Landlord or Tenant may terminate this Lease by written notice to the other party within sixty (60) days after notice to Landlord of such termination. In the case of any taking or condemnation, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord; provided, however, Tenant shall be entitled to any award as may be made for trade fixtures and other equipment (not including any Tenant's Work required or permitted under this Lease) which under the terms of this Lease would not have become the property of Landlord; further provided, that any such award to Tenant shall not be in diminution of any award otherwise to be made to Landlord in the absence of such award to Tenant.


     SECTION 10.02. RENT APPORTIONMENT. In the event of any such taking, condemnation or purchase in lieu thereof the Minimum Rent and Sales Break Point shall be reduced as of the date of vesting of title, based on the proportion which the floor area taken from the Leased Premises bears to the entire floor area of the Leased Premises immediately prior to such event, and all other charges hereunder that are based on the floor area of the Leased Premises and/or the leasable floor area in the Shopping Center shall be appropriately adjusted.


     SECTION 10.03. TEMPORARY TAKING. Notwithstanding anything to the contrary in this Article X, the requisitioning of the Leased Premises or any part thereof by military or other public authority for purposes arising out of a temporary emergency or other temporary situation or circumstances shall only constitute a taking of the Leased Premises by eminent domain when the use or occupancy by the requisitioning authority is expressly provided to continue, or shall in fact have continued, for a period of one hundred and eighty (180) days or more. If this Lease is not thereafter terminated under the foregoing provisions of this
Article X, then for the duration of any period of use and occupancy of the Leased Premises by the requisitioning authority, all the terms and provisions of this Lease and obligations of Tenant hereunder shall remain in full force and effect, except that the Minimum Rent and Sales Break Point shall be reduced in the same proportion that the floor area of the Leased Premises so requisitioned bears to the total floor area of the Leased Premises, and Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Leased Premises for the period involved.


           ARTICLE XI. ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE.

     SECTION 11.01. NO ASSIGNMENT, SUBLETTING OR ENCUMBERING OF LEASE.

     (a) Notwithstanding any references to assignees, subtenants, concessionaires or other similar entities in this Lease, Tenant shall not (i) assign or otherwise transfer, or mortgage or otherwise encumber, this Lease or any of its rights hereunder, (ii) sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises or any part thereof by any persons other than Tenant, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Any act or attempted act, and any instrument, in violation of the foregoing sentence, whether voluntary or involuntary or by operation of law or otherwise, shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, subtenant or occupant, and shall, at Landlord's option, terminate this Lease without relieving Tenant of any of its obligations
hereunder for the balance of the stated term.   Notwithstanding the foregoing,
Tenant shall be permitted to assign this Lease to any corporation that owns all of the voting shares of Tenant or to any corporation all of the voting shares of which are owned by Tenant or such other corporation, provided that Landlord is given ten (10) days' written notice of such assignment, and provided further

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

that the assignee shall assume in writing all of the terms of this Lease. Without conferring any rights upon Tenant not otherwise provided in this Article XI, neither the consent by Landlord to any assignment, transfer, or subletting to any party nor the collection or acceptance of rent from any such party shall be construed as a waiver or release of Tenant from any covenant or obligation under this Lease.

     (b) If Tenant is a corporation, then the sale, issuance or transfer of any voting stock of Tenant or of any corporate entity which directly or indirectly controls Tenant which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. If Tenant is a partnership or an unincorporated association, then the sale, issuance or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transfer of any portion or all of any general partnership or managing partnership interest in Tenant or such other entity, shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. The foregoing provisions of this Section 11.01(b) shall not apply if the entity which is the subject of this Section 11.01(b) is a corporation subject to the reporting requirements of the Securities Exchange Act of 1934 or if Tenant operates or such entity controls companies that operate at least twenty-five other stores of similar nature and of the same trade name as Tenant.

     (c) Without conferring any rights upon Tenant not otherwise provided in this Article XI, one-half (1/2) of all rent or other payment accruing to Tenant as the result of any assignment, transfer, sublease or other occupancy arrangement with respect to the Leased Premises, including any lump sum or periodic payment in any manner, which exceeds the rent then payable by Tenant under this Lease shall be paid by Tenant to Landlord monthly as Additional
Rent. At Landlord's request from time to time, Tenant shall deliver to Landlord a certificate specifying the full amount of any such payment of whatsoever nature.

     (d) Any reasonable costs and expenses, including attorney's fees (which shall include the cost of any time expended by Landlord's attorneys including in-house counsel) incurred by Landlord in connection with any proposed or purported assignment, transfer, or sublease shall be paid by Tenant as Additional Rent. It is understood and agreed that the restrictions set forth in this Article are of primary importance in enabling Landlord to control the mix of tenants in the Retail Development.

     (e) Notwithstanding the foregoing, the Tenant originally executing this Lease shall be permitted to assign this Lease if all of the following terms and conditions are met and complied with:

1. Tenant shall not be in default under this Lease beyond applicable notice and cure periods at the time Landlord's consent is requested or at the effective date of the assignment or sublease.

2. The proposed assignee or subtenant shall have a financial standing at least equal to that of the then Tenant.

3. The proposed assignee or subtenant shall not be a person or entity who has previously defaulted under a lease with Landlord in the Shopping Center or any of Landlord's other Shopping Centers.

4. The proposed assignee or subtenant shall be a manufacturer who sells its own merchandise and operates a manufacturer's outlet store, and shall be experienced in the business permitted under Section 4.01.

5. The Leased Premises shall be used by the assignee or subtenant in a manner which is not incompatible with the then-existing "tenant mix" of the Shopping Center.

6. The Permitted Use shall not violate any then-existing "exclusives" granted to other tenants of the Shopping Center.

7. Tenant shall pay to Landlord a sum equal to fifty percent (50%) of (i) any rent or other consideration paid to Tenant by the assignee or subtenant which is in excess of the rent then being paid by Tenant to Landlord pursuant to the terms of this Lease, and (ii) any other profit or gain realized by Tenant from any such assignment;

8. Tenant shall pay the reasonable fee and disbursement of Landlord's attorneys in connection with the assignment or sublease (whether proposed or effected).

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9.   In the case of an assignment, Landlord must be furnished with an executed counterpart of the assignment in recordable form at least thirty (30) days prior to its effective date which shall provide for the assignment of Tenant's entire interest in this Lease, together with any prepaid rent and security deposit hereunder, and the acceptance by the assignee of said assignment and its assumption and agreement to perform directly for the benefit of Landlord all of the terms and provisions of this Lease on Tenant's part to be performed.

10. In the case of a sublease, Landlord must be furnished with an executed counterpart of the sublease in recordable form at least thirty (30) days prior to its effective date which shall provide that the subtenant is subject and subordinate to the terms and provisions of this Lease and that subtenant will perform all of the terms and provisions of this Lease on Tenant's part to be performed, except the payment of rent, which Tenant shall continue to be obligated to pay to Landlord.

11. Tenant will confirm in writing that it remains liable under this Lease as though no assignment or sublease had been made.

12. Tenant shall furnish Landlord with such data in substantiation of or relating to the foregoing as Landlord may reasonably request.

13. The proposed assignee or subtenant shall not be a person or entity with whom Landlord currently is (or within the preceding six (6) months has been) negotiating regarding a lease for space elsewhere in the Shopping Center and the proposed assignee or subtenant shall not be a tenant in the Shopping Center.

     Notwithstanding the foregoing, Landlord shall also have the right to terminate this Lease rather than consent or refuse to consent to a sublet or assignment hereunder and Tenant shall remain liable, for all obligations of the Lease, until Landlord finds a suitable replacement for a period not to exceed six (6) months from the date Landlord has notified Tenant that it intends to terminate the Lease. In addition, Tenant shall reimburse Landlord for the unamortized portion of the Construction Allowance, if any, based on amortization over the period of the Initial Term.

     SECTION 11.02. LANDLORD'S RIGHTS; TENANT'S OBLIGATIONS. If this Lease is transferred or assigned, as aforesaid, or if the Leased Premises or any part thereof be sublet or occupied by any person or entity other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law, or otherwise, and whether or not in violation of this Lease, then Landlord, whether before or after Default by Tenant, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall, absent Landlord's express written agreement to the contrary, be deemed a waiver of the covenants contained herein or the acceptance of the transferee, assignee, subtenant, or occupant as the tenant, or a release of Tenant from further performance of covenants on the part of Tenant set forth in this Lease.


     SECTION 11.03. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Leased Premises, including a sale or lease, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer. Upon delivery to a successor Landlord of any funds then in the hands of Landlord in which Tenant has an interest, the transferor shall be released of all obligations with respect to such funds.


                   ARTICLE XII. SUBORDINATION AND FINANCING.

     SECTION 12.01. SUBORDINATION. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any ground leases, mortgages or deeds of trust that are now, or may hereafter be, placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof (collectively, "Encumbrances"). Tenant agrees that upon the request of Landlord, or any ground lessor, mortgagee, trustee or beneficiary (each of which shall be referred to in this Article XII as a "Mortgagee"), Tenant shall execute whatever instruments may be required to carry out the intent of this Section.


     SECTION 12.02. ATTORNMENT. If, and so long as, any Encumbrance is in effect, then at the option of the Mortgagee:

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     (a) This Lease and Tenant's tenancy hereunder will continue in full force and effect notwithstanding (i) the occurrence of an event of default under such Encumbrance; (ii) any failure by Landlord to comply with any provision of this Lease; (iii) any defense, counterclaim or set-off to which Tenant might be entitled against Landlord; (iv) any delay or omission by the Mortgagee in exercising, or any waiver by the Mortgagee of, any right or remedy under the Encumbrance or the note which it secures ("Note"); (v) any amendment of, or supplement to the Note or the Encumbrance which does not affect any rights of Tenant under this Lease; or (vi) any bankruptcy, receivership, insolvency, reorganization, composition, dissolution, liquidation, or similar proceeding with respect to Landlord;

     (b) If any such Mortgagee shall enter into and become possessed of the Leased Premises or any part thereof through summary or other proceedings, Tenant shall be obligated to pay to such Mortgagee the rent payable hereunder as the same becomes payable and otherwise to comply with the provisions hereof on the part of Tenant to be complied with; and

     (c) If any such Mortgagee or any purchaser at any public or private foreclosure sale resulting from any default under any such Encumbrance shall enter into and become possessed of the Leased Premises or any part thereof through summary or other proceedings, Tenant, without charge therefor, will attorn to such Mortgagee or purchaser as the case may be, and recognize such Mortgagee or purchaser as its Landlord under this Lease, in accordance with all of the provisions hereof, and will promptly execute upon request of such Mortgagee or purchaser an agreement of attornment, in recordable form.


     SECTION 12.03. FINANCING. In the event any construction lender, land lessor, or the permanent lender for the Shopping Center or the Retail Development requires, as a condition to financing, modifications to this Lease which do not materially alter the approved working plans, do not increase the rent to be paid hereunder, and do not materially increase Tenant's obligations or materially decrease Tenant's rights hereunder, Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return the same within ten (10) days after the amendment has been submitted, then Landlord shall have the right to cancel this Lease, upon written notice to Tenant, whereupon this Lease shall be immediately cancelled and terminated, any money or security theretofore deposited by Tenant with Landlord shall be returned to Tenant, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.


                    ARTICLE XIII. ADVERTISING AND MARKETING.

     SECTION 13.01. ADVERTISING AND MARKETING FUND. Landlord shall establish on behalf of the tenants in the Retail Development an advertising and marketing fund (the "Marketing Fund"). The Marketing Fund shall be administered by Landlord as agent for the tenants and shall be expended by Landlord in its judgment for the purpose of advertising and marketing the Retail Development and the tenants therein, including operating various events at the Retail Development. The costs of such administration shall be charged to the Marketing
Fund.   Upon written request by Tenant, Landlord shall furnish an audited financial statement of the Marketing Fund to Tenant.


     SECTION 13.02. TENANT'S CONTRIBUTION. Tenant shall contribute to the Marketing Fund throughout the Term an amount per annum that is based on the number of square feet of leasable area in the Leased Premises (the "Marketing Fund Contribution"). The Marketing Fund Contribution for the first Lease Year shall be as set forth in the Data Summary. The Marketing Fund Contribution shall be increased for each subsequent Lease Year by a percentage equal to the percentage increase in the Consumer Price Index ("Index") from the Previous Index to the Current Index (as defined in Section 19.14 hereof), or seven percent (7%), whichever shall be greater. The Marketing Fund Contribution shall be paid to Landlord, or as Landlord may direct, in twelve (12) equal monthly installments in the same manner as the monthly installments of Minimum Rent are payable (and without separate invoice). In addition to the Marketing Fund Contribution, Tenant shall also pay Landlord, within ten (10) days after the Delivery of Possession Date, a one-time initial contribution to the Marketing Fund in the amount set forth in the Data Summary.


                       ARTICLE XIV. DEFAULT AND REMEDIES.

     SECTION 14.01. ELEMENTS OF DEFAULT. If any one or more of the following events occur, said event or events shall hereby be deemed a "Default":

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     (a) If Tenant fails to operate its business in compliance with Sections
4.01 and 4.02 hereof, and such failure continues for three (3) days after written notice thereof from Landlord to Tenant;

     (b) If Tenant fails to pay any rent (as defined in Section 2.03) when same shall become due and payable hereunder or fails to furnish an estoppel certificate as required in Section 1.04, and such failure continues for five (5) days after written notice thereof from Landlord to Tenant;

     (c) If Tenant fails to perform or observe any term or condition of this Lease (other than as set forth in the other subparagraphs of this Section 14.01), and such failure shall continue for ten (10) days after written notice thereof from Landlord to Tenant;

     (d) If Tenant shall be given three (3) notices under Sections 14.01(a), 14.01(b) or 14.01(c) in any 24-month period, notwithstanding any subsequent cure of the failure to perform or observe the terms or conditions of the Lease as identified in such notices;

     (e) If any execution, levy, attachment or other legal process of law shall occur upon Tenant's goods, fixtures, or interest in the Leased Premises that is not discharged or bonded within 15 days; or

     (f) If Tenant shall be in Default as specifically provided in other sections of this Lease.

     SECTION 14.02. LANDLORD'S REMEDIES. Should a Default occur under this Lease (whether before or during the Term), Landlord may pursue any or all of the following:

     (a) Landlord, in addition to other rights or remedies it may have, shall have the right, by written notice to Tenant, to declare this Lease terminated and the term ended. In such event, this Lease and the Term shall expire with the same force and effect as though the date set forth in the notice of termination were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Leased Premises but shall remain liable for all obligations arising during the balance of the Term, as hereafter provided as if this Lease had remained in full force and effect. Also in such event, Landlord shall have the right to bring a special proceeding to recover possession from Tenant holding over and/or Landlord may, without notice, re-enter the Leased Premises either by force or otherwise, and dispossess and by summary proceedings or by the laws of the State or otherwise, recover possession from, Tenant and the legal representatives of Tenant or other occupant(s) of the Leased Premises and remove and dispose of their effects and hold the Leased Premises as if this Lease had not been made.

     (b) If this Lease is terminated or Tenant is dispossessed before the expiration of the Term under this Section 14.02, or if Tenant shall abandon or vacate the Leased Premises before the expiration or termination of the Term without having paid the full rent for the remainder of the Term, Landlord shall have the option to relet the Leased Premises for such rent and upon such terms as Landlord may determine in its sole discretion, and, if the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including deficiency in rent (which, for purposes of this Section 14.02 (b) shall include Percentage Rent based on the highest Percentage Rent payable for any Lease Year prior to the Lease Year in which the Default occurred. Tenant shall also be liable for Landlord's reasonable attorney's fees, brokerage fees, construction and other tenant allowances and expenses of taking the actions set forth in this Section 14.02, placing the Leased Premises in first class rentable condition and re-letting the Leased Premises. Landlord, in putting the Leased Premises in good order or preparing the same for reletting may make such alterations, repairs or replacements in the Leased Premises as Landlord, in its sole judgment, considers advisable and necessary for such purpose, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Leased Premises, or in the event that the Leased Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess or be entitled to receive any credit with respect to the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. Notwithstanding the foregoing, upon termination of this Lease pursuant to this Section 14.02, Landlord shall make a good faith effort to re-let the Leased Premises at prevailing market rates, provided, however, that it shall not be obligated (i) to do so in preference to other vacant space within the Retail Development, (ii) to re-let the Leased Premises for any use other than as a manufacturer's retail outlet store or to any person or entity which does not have experience and net worth reasonably acceptable to Landlord or which would (in

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

Landlord's reasonable judgment) adversely affect the tenant mix in the Shopping Center or (iii) to market the Leased Premises in a manner different than it markets other available retail space in the Shopping Center.

     (c) Any loss of rent and other damages sustained by Landlord may be recovered by Landlord, at Landlord's option, (i) at the time of the reletting,
(ii) in one or more separate actions, from time to time in Landlord's discretion, as said loss of rents or damages shall accrue, or (iii) in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the original date of expiration of the Term).

     (d) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Leased Premises.


     SECTION 14.03. BANKRUPTCY.

     (a) Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant's interest nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC (S)101 et.seq.), as the same may be amended from time to time.

     (b) Rights and Obligations Under the Bankruptcy Code.

             (1) Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Premises, an amount equal to all Minimum Rent, Additional Rent and other charges otherwise due pursuant to this Lease, and to pay Percentage Rent monthly, at the Percentage Factor for the Lease Year in which such month falls, on all of the Gross Sales during such month in excess of one-twelfth (1/12th) of the Sales Break Point for such Lease Year; payment of all such Percentage Rent to be made by the twentieth (20th) day of the succeeding month.

             (2) It is understood and agreed that this Lease is a lease of real property in a shopping center as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time.

             (3) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following:
             (i) the cure of any monetary defaults (including without limitation, default in Tenant's obligation to reimburse Landlord for Landlord's reasonable attorneys' fees and disbursements incurred (A) in enforcing this Lease under Section 14.05 and/or (B) in connection with such assignment of this Lease under Section 11.01(d)) and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months' Minimum Rent and Additional Rent to be held pursuant to the terms of Section 2.05 of this Lease, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under this Lease of Tenant or its assignee; (iii) the use of the Leased Premises (including the permitted trade name) as set forth in Section 4.01 of this Lease and the quality, quantity and lines of merchandise, goods or services required to be offered for sale are unchanged; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.


     SECTION 14.04. ADDITIONAL REMEDIES AND WAIVERS. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law, and all such rights and remedies shall be

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                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

cumulative. No action or inaction by Landlord shall constitute a waiver of a default or termination and no waiver of default or termination shall be effective unless it is in writing, signed by Landlord.


     SECTION 14.05. CURE OF TENANT'S FAILURE. If Tenant shall fail to perform any of its obligations hereunder (including without limitation those set forth in Sections 6.02, 8.02 and 8.03 and the rules and regulations hereto), Landlord shall have the right, but not the obligation, upon ten (10) days written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), to cure such failure for the account of and at the expense of Tenant. If Landlord has already terminated this Lease, Landlord's cure or attempt to cure any such failure which occasioned termination of this Lease shall not result in a waiver of such termination. Furthermore, if Landlord shall incur legal fees and expenses to enforce this Lease, Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees and disbursements. Tenant agrees to promptly re-pay Landlord as Additional Rent all sums paid by Landlord pursuant to this Article, plus a service fee of fifteen percent (15%) thereon.


                          ARTICLE XV. RIGHT OF ACCESS.

     Landlord may, at any reasonable time, upon prior notice to Tenant (except in the event of an emergency, in which event no notice shall be required), enter upon the Leased Premises and any appurtenance thereto (with workers and materials, if required) for the purpose of: (a) inspecting the same; (b) making such repairs, replacements or alterations which Landlord may be required to perform as herein provided or which it may deem desirable for the Retail Development; and (c) showing the Leased Premises to prospective purchasers, lenders or lessees. Landlord hereby expressly reserves the right, exercisable at any time and from time to time, to erect, use, maintain and repair pipes, conduits, plumbing, vents, ducts and wires in, to, under and through the Leased Premises as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Retail Development. Landlord shall perform such work in a manner so as not to unreasonably interfere with Tenant's operations in the Leased Premises, considering the nature of the work to be performed. During the last six (6) months of the Term, Landlord shall have the right to display one or more "For Rent" signs on or about the Leased Premises.


                              ARTICLE XVI. DELAYS.

     If Landlord or Tenant is delayed or prevented from performing any of their respective obligations because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or reasons of a like nature not the fault of the party delayed in performing such obligation, then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that subsequent to the Commencement Date this Article shall not affect Tenant's obligation to pay rent or any other sums of money hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money, and shall not excuse Tenant from its obligation to continuously operate its business within the Leased Premises in accordance with the provisions of Sections 4.01 and 4.02 hereof.


                           ARTICLE XVII. END OF TERM.

     SECTION 17.01. RETURN OF LEASED PREMISES. Upon the expiration or sooner termination of the Term, Tenant shall quit and surrender to Landlord the Leased Premises, broom-clean, in good order and condition, ordinary wear and tear excepted, and shall surrender to Landlord all keys for the Leased Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. Subject to the provisions of Section 3.05 hereof, Tenant, at its expense, shall promptly remove all personal property of Tenant, repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition which existed prior to the installation of the property so removed. Any personal property of Tenant not removed within ten
(10) days following the expiration or earlier termination of this Lease shall be deemed to have been abandoned by Tenant and at Landlord's option to have become the property of Landlord, and may be retained or, at Tenant's expense, disposed of by Landlord, as Landlord shall desire. Tenant's obligation to observe or perform the covenants set forth in this Section shall survive the termination of this Lease.

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                                                  THE FACTORY STORES @ PARK CITY

     SECTION 17.02. HOLDING OVER. If Tenant shall remain in possession of the Leased Premises after the expiration or termination of this Lease, (a) Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month-to-month, at double the rent in effect during the last Lease Year and otherwise subject to all of the terms and conditions of this Lease, and (b) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over.


                  ARTICLE XVIII. COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that if and so long as Tenant pays the rent in full and performs all of its obligations herein, Tenant shall at all times during the Term peaceably have, hold and enjoy the Leased Premises, without any interruption or disturbance from Landlord, or anyone lawfully or equitably claiming through or under Landlord, subject to the terms hereof and any mortgage or deed of trust to which this Lease shall be subordinate.


                          ARTICLE XIX. MISCELLANEOUS.

     SECTION 19.01. ENTIRE AGREEMENT. This Lease, together with the annexed Exhibits and any Addendum attached hereto, contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings or warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification to this Lease shall be effective unless the same is in writing and signed by both parties hereto. No alleged or contended waiver of any of the provisions of this Lease shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced. All of the Exhibits herein described and any Addendum attached hereto are a part of this Lease as though set out at length herein, including without limitation Tenant's obligations set forth in Exhibits D (Tenant's Work), E (Signage) and G (Rules and Regulations).


     SECTION 19.02. NOTICES. No notice or other communication given to Tenant or Landlord under this Lease shall be effective (a) unless and until the same is in writing and is delivered either in person or by a national overnight air courier providing written evidence of delivery, or (b) unless mailed by registered or certified mail, return receipt requested, first class, postage prepaid, in which case such notice or other communication shall be effective two
(2) days after being deposited in the U.S. mail. Any such notice or communication shall be addressed:

         (a) If to Landlord, at the address for Landlord first above written,
         Attention: Property Management, with a copy to Charter Oak Partners, 8000 Towers Crescent Drive, Suite 950, Vienna, Virginia 22182, ATTN:
         Legal Department or to such other address as Landlord shall designate by giving notice thereof to Tenant.

         (b) If to Tenant, at the Leased Premises or Tenant's Notice Address set forth in the Data Summary or such other address as Tenant shall designate by giving notice thereof to Landlord. Notwithstanding the foregoing, any notice or other communication given by Landlord prior to the Commencement Date may be given by telecopier to Tenant's Telecopier Number set forth in the Data Summary (or such other number as Tenant shall designate by giving notice thereof to Landlord), provided that a copy of such notice is sent within five (5) days thereafter in the manner described above.


     SECTION 19.03. GOVERNING LAW. All questions with respect to the construction of this Lease and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the jurisdiction in which the Shopping Center is located.


     SECTION 19.04. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind their several respective heirs, executors, administrators, successors and assigns; and if there shall be more than one Tenant, or more than one person or entity acting collectively as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's guarantor, Tenant's sublessees and assignees (if any) and Tenant's invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements. No rights, however, shall inure to the

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

benefit of any assignee or other transferee of Tenant, and no rights or benefits shall be conferred upon any such assignee or transferee by reason of this
Section 19.04, unless such rights or benefits shall be expressly otherwise set forth in this Lease.


     SECTION 19.05. LIABILITY OF LANDLORD. Neither Landlord, Landlord's beneficiaries, any persons or entities comprising Landlord, nor any agent of or successor in interest to Landlord (or to such persons or entities) shall have any personal liability for any failure by Landlord or its agents to perform any term, covenant, or condition of this Lease applicable to Landlord. Tenant shall look solely to the equity in the Retail Development of the then owner of the Leased Premises for the satisfaction of any remedies of Tenant in the event of a breach by Landlord or its agents of any of Landlord's obligations hereunder.


     SECTION 19.06. BROKERS. Each of Landlord and Tenant warrants and represents that it did not deal with any broker or agent who was instrumental in consummating this Lease or have any arrangements with any broker or agent applicable to this Lease. Landlord and Tenant each indemnify and agree to hold harmless the other party against any claims for brokerage commissions or other fees arising by reason of a breach by such party of this representation and warranty.


     SECTION 19.07. TRANSFER BY LANDLORD. Landlord shall have the right to freely assign this Lease without notice to or the consent of Tenant.


     SECTION 19.08. NO PARTNERSHIP. Notwithstanding that a portion of the rent reserved hereunder may be a percentage of Tenant's Gross Sales, and notwithstanding anything else to the contrary, Landlord shall not be deemed to be a partner of Tenant or a joint venturer with Tenant.


     SECTION 19.09. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account of the earliest amount due, nor shall any endorsement, instructions or statement on any check or communication concerning any check for payment of rent or any other amounts owed to Landlord be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the rent or other amount owed or to pursue any other remedy provided in this Lease or at law.


     SECTION 19.10. WAIVER OF COUNTERCLAIMS. Tenant shall not impose any counterclaim or counterclaims in a summary proceeding or other action based on termination or holdover, except for mandatory counterclaims.


     SECTION 19.11. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on, or in respect of, any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damage.


     SECTION 19.12. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


     SECTION 19.13. NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by the other party, and no failure by either party to exercise any right or remedy available upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     SECTION 19.14. CONSUMER PRICE INDEX. As used herein, Consumer Price Index shall mean the Revised Consumer Price Index for the U.S. Department of Labor for all urban consumers (all items, 1982-84 = 100). The "Previous Index" shall, with respect to each Lease Year, refer to the Index published for the month closest, but prior, to the first day of the immediately preceding Lease Year. The "Current Index" shall, with respect to each Lease Year, refer to the Index published for the month closest, but prior, to the first day of such Lease Year.


     SECTION 19.15. INTEREST. Any amount due from Tenant to Landlord herein which is not paid when due shall bear interest at a rate equal to three percent (3%) in excess of the "prime rate" announced from time to time by Chase Manhattan Bank, N.A., New York, New York (or, if such prime rate is unavailable, then at the rate of three percent (3%) over the prime rate announced from time to time by a majority of New York commercial banks) from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any Default by Tenant under this Lease.


     SECTION 19.16. RULES AND REGULATIONS. The Rules and Regulations of the Shopping Center, as set forth in Exhibit G hereto and as may be amended from time to time by Landlord, are a part of this Lease as though set out at length herein. Tenant agrees to comply with and observe all reasonable rules and regulations hereafter established by Landlord for the Shopping Center from time to time. Tenant's failure to keep and observe such rules and regulations shall, after notice pursuant to Section 14.01, constitute a Default pursuant to the terms of this Lease.


     SECTION 19.17. GROSS SALES: LANDLORD'S TERMINATION RIGHT. Intentionally Deleted.


     SECTION 19.18.  FINANCIAL STATEMENTS.   Upon Landlord's written request
from time to time, Tenant shall promptly furnish to Landlord financial statements outlining Tenant's then current financial condition.


     SECTION 19.19.  GENERAL RULES OF CONSTRUCTION.

         (a) This Lease may be executed in several counterparts and the counterparts shall constitute one and the same instrument.

         (b) Landlord may act under this Lease by its attorney or agent.

         (c) Wherever a requirement is imposed on Tenant hereunder, Tenant shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein.

         (d) (1) Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

             (2) Whenever the word "including" is used herein, it shall be deemed to mean "including, but not limited to". Whenever the word "include" is used herein, it shall mean "include, but not be limited to".

             (3) The words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning.

         (e) Anything in this Lease to the contrary notwithstanding:

             (1) Any provision hereof which permits or requires a party to take any particular action shall be deemed to permit or require, as the case may be, such party to cause such action to be taken; and

             (2) Any provision hereof which requires any party not to take any particular action shall be deemed to require such party to prevent such action to be taken by any person or by operation of law.


     SECTION 19.20. RECORDING. Neither this Lease nor any memorandum hereof may be recorded without the express written consent of Landlord.

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     SECTION 19.21. EFFECTIVE DATE. For all purposes hereof, the "Effective Date" of this Lease shall be the date upon which this Lease shall have been executed by both parties and physically delivered by Landlord to Tenant or its attorney. Prior to the Effective Date, neither this Lease nor anything hereunder contained shall be legally binding on either Landlord or Tenant, and the submission of this Lease by Landlord to Tenant prior to such Effective Date for examination or consideration by Tenant or discussion between Landlord and Tenant shall not constitute a reservation of or option for the Leased Premises or create any legal obligation or liability whatsoever on Landlord.


     SECTION 19.22. HEADINGS. The headings, captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles nor in any way affect this Lease.


     SECTION 19.23.  RELOCATION.  Intentionally Deleted.


                 (Signature and Notary Block on Following Page)

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY



     IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have executed this Lease as of the day and year first above written.


                               LANDLORD:
                               R.R. PARK CITY, INC.,
                               A DELAWARE CORPORATION

WITNESS:

/s/ Lisa B. Rosenblum
-----------------------------


                               By:  /s/ William Neville
                                  ---------------------------------------

                               Name:    William Neville
                                    -------------------------------------

                               Its:  Executive Vice President
                                   --------------------------------------


                               TENANT:
                               ASHWORTH STORE I, INC.,
                               A DELAWARE CORPORATION

WITNESS:

                               By: /s/ Rich Werschkul
----------------------------      ----------------------------------------

                               Name:
                                    --------------------------------------

                               Its:
                                   ---------------------------------------


                          ACKNOWLEDGEMENT OF LANDLORD

STATE OF VIRGINIA              )
                               )ss.
COUNTY OF FAIRFAX              )

On this 6th day of April, 1995, before me personally appeared William Neville, to me personally known, who, being by me duly sworn, did for himself say that he is the Executive Vice President of R.R. PARK CITY, INC., a Delaware corporation, the corporation named in and which executed the within instrument, and that he signed said instrument on behalf of said corporation by authority of its board of directors; and said Executive Vice President acknowledged before me said instrument to be the free act and deed of said corporation.


                                         /s/ Mary Ann Peterson
                                         ------------------------------------
                                         Notary Public, Fairfax County,
                                         My Commission expires: October 31, 1997



                      ACKNOWLEDGEMENT OF CORPORATE TENANT

STATE OF CALIFORNIA            )
                               )ss.
COUNTY OF SAN DIEGO            )

On this 5th day of April, 1995, before me personally appeared Rich Werschkul, to me personally known, who, being by me duly sworn, did for himself say that he is the President of ASHWORTH STORE I, INC., A DELAWARE CORPORATION, DBA ASHWORTH, the corporation named in and which executed the within instrument, and that he signed said instrument on behalf of said corporation by authority of its board of directors; and said Rich Werschkul acknowledged before me said instrument to be the free act and deed of said corporation.



                                         /s/ Nancy C. Minkus
                                         ---------------------------------------
                                         Notary Public, San Diego County,
                                         My Commission expires: December 6, 1996

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                                  EXHIBIT "A"


              [SITE PLAN DRAWING OF THE FACTORY STORES @ PARK CITY]

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                                  EXHIBIT "B"

                    DELIVERY OF POSSESSION DATE CERTIFICATE



LANDLORD:                                R.R. PARK CITY, INC.


TENANT:                                  ASHWORTH STORE I, INC.
                                         A DELAWARE CORPORATION
                                         DBA ASHWORTH



LEASE DATE:


RETAIL DEVELOPMENT:                      THE FACTORY STORES @ PARK CITY


STORE NUMBER:                            C - 110

  Landlord and Tenant confirm that the Delivery of Possession Date with respect to the above Lease and Leased Premises is

---------------------------------------------------------------.

LANDLORD:                                TENANT:



By:                                      By:



Its:                                     Its:



Date:                                    Date:



                            LANDLORD'S CERTIFICATION

  In addition, Landlord certifies that the leasable area of the Leased Premises is ____________________ square feet. As set forth in Section 1.01 of the Lease, such amount shall be used for all purposes of the Lease unless Tenant notifies Landlord to the contrary within 30 days from delivery of this Certificate to Tenant.

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                                  EXHIBIT "C"

                                LANDLORD'S WORK

             OUTLINE SPECIFICATION FOR SHELL AND SITE CONSTRUCTION


Landlord, at its sole cost and expense and in accordance with then existing and applicable Federal, State and local codes shall perform the work necessary to return the Leased Premises to Landlord's standard white box condition, as set forth in this Exhibit C. It is understood that Landlord may use, in its discretion, all conduits, materials, equipment and other items currently existing on or appurtenant to the Leased Premises, and no warranty is given with respect thereto.


A.   Utility Distribution System to Tenant's Demised Premises

     1. On site water supply mains combined for domestic and fire protection, shut-off valves and fire hydrants. Interior domestic water branch lines stubbed into or below Tenant's leased premises at a point to be determined by Landlord. The landlord at his option may install a single meter for multiple tenants and prorate the tenant's share of the water costs.

     2. Sanitary and storm mains to serve the Project. Sanitary drain lines to a point in or beneath Tenant's demised premises which is nearest to Landlord's sanitary sewer system.

     3. Electrical secondary service from the utility pad mounted transformers to electrical meter rooms. All tenant meters will be located in the electric meter rooms with individual electric service panel installed at the rear of each tenant space.

     4. Telephone incoming feeders to telephone backboards in electrical meter rooms. Empty conduit from telephone backboard to tenant's demised premises at a location to be determined by landlord's architect.

     5. Landlord will have the right to locate both vertically and horizontally utility lines, air ducts, flues, duct shafts, refrigerant lines, drains, sprinkler mains and valves and other such facilities within Tenant's leased premises as are necessary by engineering design and/or code requirements. These items as described above shall be located so as to cause minimum interference with Tenant's use of the Demised Premises. Landlord shall also have the right to locate mechanical and other equipment on the roof over Tenant's demised premises.

B.   Landlord's Work Within Tenant's Demised Premises

     1.   Storefront:

          a. Storefront to be designed and constructed by Landlord. 1" insulated glass with aluminum trim, Kawneer or equal, to meet code.

          b. Landlord will provide one 3'-0" x 7'-0" glass door with aluminum frame enclosure for each tenant space. Door will be provided with cylinder lock and closer.

     2.   Interior Demising Partitions:

          a. Metal studs 24" on center, with 1/2" fire rated gypsum board extending from concrete slab to underside of roof deck or as required by code. Demising partitions are not load bearing, Tenant to supply his own load bearing studs or blocking for any wall mounted Tenant fixtures.

          b. Stock room and other such interior walls shall be constructed by Tenant at Tenant's expense.

          c. Exterior wall construction shall be as determined by Landlord's Architect. Interior face of exterior masonry/concrete wall surfaces will be left exposed. Interior face of exterior stud wall will be drywalled, taped and sanded.

          d. Demising partitions shall be taped, spackled, sanded and ready for Tenant's finishes.


     3.   Floor:

                                                                     EXHIBIT "C"
                                                                 LANDLORD'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


          a. Shall be concrete slab with trowel smooth finish on granular fill.

      4.  Exterior Service and Exit Doors:

          a. 3'-0" x 7'-0" x 1 3/4" prime coated hollow metal service door and frame including commercial grade hardware consisting of:

                     i. 1 1/2 pair of hinges, one knob latch set with privacy button and lock cylinder and dead bolt on exterior doors only. Tenant shall upon delivery of possession and at it's sole expense change all lock cylinders to insure it's own security.

                    ii. Hardware may vary due to code requirements. Landlord shall provide door grilles and fire exits doors if required by code.

                    iii. Where lease line of premise is coincidental with
                         Service or Exit corridors, Landlord will furnish and install one hinged 3'-0" x 7'-0" x 1 3/4" prime coated hollow metal service door and frame including commercial grade hardware consisting of all items listed in 4)a)i).

      5.  Ceiling:

          a. Sales area: Acoustical tile lay-in type, typically Owens-Corning Fiberglass or equal, white finish with white tee system.

          b. Storage area: Exposed structural joists and deck or acoustical tile lay-in type per "a" above.

          c.  Toilet Rooms:  Finished drywall

      6.  Heating and Air Conditioning:

          a. Provide individual heating and air-conditioning units for each tenant space. Design standards for the heating and air conditioning will be based on either:

              i. Minimum standards set forth by the American Society of Heating, Air Conditioning and Refrigerating Engineers (A.S.H.A.R.E.) and/or:

              ii. Design Criteria: Outdoor temperature: Summer 89/degrees/F DB, 64/degrees/F WB; Winter -9/degrees/F DB
                   Indoor Temperature at sales area:  Summer
                   78/degrees/F DB, 40% RH; Winter 72/degrees/F DB
                   Indoor Temperature at stock area:  Summer
                   85/degrees/F DB; Winter 68/degrees/F DB

          b. Tenant's distribution system, ducts, variable air, volume boxes, electric heating coils, ceiling diffusers, grilles, registers, thermostats etc. will be designed to accommodate Landlord's work described in this exhibit. Modifications required by partition(s), other than toilet room, and tenant work shall be the responsibility of the tenant.

          c. Stock area heating may be by rooftop unit or unit heater as determined by Landlord's engineer.

      7.  Electrical:

          a. Electric service available for tenant will be sized at 15 watts per square foot for retail spaces, and 45 watts per square foot for restaurants; 120/208 service will be provide.

          b. Larger power may be available. Any service modification due to larger power is at the tenant's expense.

          c. Tenant must make application for permanent electric service, meter, etc. with local electrical utility company. Any utility company charges and/or deposits shall be tenant's responsibility. Landlord may at Landlord's sole option pay these fees. Tenant shall reimburse landlord prior to delivery of possession of demised premises.

          d. One (1) duplex base receptacle at twenty feet on center along side walls of the sales area only. One additional outlet will be installed adjacent to the electrical

                                                                     EXHIBIT "C"
                                                                 LANDLORD'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

              panel.

          e. Furnish and install 2'x4' fluorescent lay in light fixtures at the rate of 1 fixture per 100 square feet of sales area. Provide 2'x4' fixtures or 8' fluorescent industrial type fixtures in stock area at the rate of 1 per 300 square feet. All lighting will be switched at service panel.

          f.  Incandescent fixture with outlet in toilet room above lavatory.

          g. One (1) single sign outlet located in front of each tenant space in canopy. Sign, installation and electrical connections provided by tenant. Sign will be wired to tenant's meter.

          h. All necessary electrical connections for heating and air conditioning equipment and hot water heater.


      8.  Plumbing:

          a. Install water and sewer service from exterior of building to toilet room. Toilet room to include: One lavatory, one water closet, and one six gallon hot water heater.

                                                                     EXHIBIT "C"
                                                                 LANDLORD'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


                                  EXHIBIT "D"

                                 TENANT'S WORK


SECTION I:  GENERAL PROVISIONS


Tenant at its sole cost and expense shall perform all work, other than that specifically to be performed by Landlord as set forth in Exhibit "C", required to complete the Leased Premises to a finished condition ready for the conduct of business therein.

All of Tenant's Work within the Leased Premises performed pursuant to this
Section I, for the purpose of the Lease to which this Exhibit "D" is attached (the "Lease"), shall be deemed to be improvements made to the Leased Premises by Tenant.

Where Landlord's approval is required in this Exhibit D, such approval may be given by its agent, Charter Oak Partners, or by such agent's architect, engineer, project manager or other authorized representative.

Capitalized terms herein, where appropriate, shall have the meanings ascribed to them in the Lease.

Any Tenant's Work done by Landlord at Tenant's request shall require a fully executed change order prior to commencement of such work and will carry a fee to Landlord of 15% of the total cost of the work. Landlord's charge for such work shall be paid upon presentation to Tenant of a bill for such work. If not paid at that time, interest will accrue at 18% per annum.

Tenant's Work shall conform to procedures and schedules as set forth in Sections II, III and IV of this Exhibit "D" and shall include without limitation the following:

LANDLORD'S APPROVAL OF TENANT'S WORKING DRAWINGS AND SPECIFICATIONS AND ALL PLANS SHALL ONLY MEAN THAT THEY COMPLY WITH LANDLORD'S MINIMUM REQUIREMENTS AND NOT THAT THEY COMPLY WITH ANY OR ALL LAWS OR ARE OTHERWISE WITHOUT DEFECT. NOTWITHSTANDING ANY SUCH APPROVAL BY LANDLORD, COMPLIANCE WITH LAW SHALL BE SOLELY TENANT'S RESPONSIBILITY.

A.   General Design Criteria, as set forth in Section II of this Exhibit "D".

B.   Store Design Drawings, Working Drawings & Specifications as set forth in
     Section III of this Exhibit "D".

C.   Construction, as set forth in Section IV of this Exhibit "D".

D.   Architectural Finishes

     1. Walls and Partitions: All interior partitions, other than as provided in Exhibit "C" shall be as required by code.

     2. Doors: All interior doors and hardware other than as provided in Exhibit "C" shall be as required by code.

     3. Floors and coverings: Tenant shall fill in rear ten (10) feet of Leased Premises to match Landlord's construction and install floor covering as required by code subject to Landlord's approval.

     4. Interior Surfaces: All interior painting, decorating, paneling, wallpaper, peg board etc. on all walls and columns.

     5. Signs: Electrical hook-up and sign panel backgrounds shall be in accordance with Exhibit "E"

     6. Trade fixtures, equipment and furnishings. No fixtures will be allowed to be attached to or hung from demising partitions and/or roof structure without adequate structural provisions being made by Tenant as approved by Landlord or its representative.

     7. Displays: Display window backs, display window floors, display window ceilings and display window lighting fixtures and power for same.

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


E.   Structural

     1. Any such work by Tenant shall meet or exceed original structural design and specifications of Landlord's architect and structural engineer and shall leave all finishes unimpaired. Tenant must retain any contractor, engineer etc. such that all guarantees, warranties, and professional liability remain unchanged and in full effect from original building. All modifications must be approved by Landlord, in writing, prior to any work being implemented.

F.   Plumbing

     1. All plumbing work and fixtures within the Leased Premises except as provided for in Exhibit "C".

G.   Mechanical

     1. Any additional heating, ventilating, air conditioning and distribution systems (ducts, registers, ceiling diffusers, thermostats, grilles, etc.) that may be required by Tenant, or necessitated by Tenant's Work, and/or by applicable code. No mechanical work will be allowed to commence until the appropriate engineering drawings are prepared and approved in writing by Landlord. All equipment shall bear U.L. label.

H.   Electrical

     1. Electric service, lighting, fixtures, outlets, wiring, except as provided for in Exhibit "C".

I.   Miscellaneous Items

     1.   Telephone and communications systems.

     2.   Burglar alarms and/or warning systems.

     3.   Tenant's store signs and controlling time clocks.

     4.   Emergency generator and emergency lights.

     5.   Fire extinguishers.

     6. All curbs, lintels, flashing, counter flashing, pipes, ducts, vent caps, air filters, exhaust hoods, louvers, etc. as necessary for Tenant's equipment requiring openings through the roof and/or exterior walls, except as provided in Exhibit "C", must be approved in writing by Landlord. Tenant to pay Landlord for all work performed by Landlord incident to the foregoing. Any cutting, patching or flashing of the roof for Tenant's equipment must be performed at Tenant's expense by Landlord's roofing contractor responsible for the roof guarantee. Tenant shall employ Landlord's roofing contractor directly for any required roof modifications.

     7. The design of all work and installation undertaken by Tenant shall be subject to the approval of Landlord. All work undertaken by Tenant shall be at Tenant's expense and shall not damage or weaken the structural strength of the Building or any part thereof and shall be done in a first-class workmanlike manner and in accordance with all applicable codes.

     8. Tenant's Work a) shall not be awarded to Landlord's contractor without Landlord's written consent, and b) may only be awarded to a reputable and bondable contractor licensed to do business in the State and Municipality.

     9. Tenant shall satisfy Landlord that adequate arrangements have been made to insure full payment of all persons and entities furnishing labor and materials in connection with Tenant's Work.

SECTION II:  PROCEDURES AND SCHEDULES FOR THE DESIGN CRITERIA

The criteria and/or outline specifications as set forth herein represent minimum standards for the design, construction and finish of the Leased Premises by Tenant. Tenant shall coordinate its work with work of others or with existing conditions occurring within the Leased Premised and shall make changes from time to time as required to accommodate such work or conditions.

A. Jurisdiction and Codes: The Project is being developed in and under the jurisdiction of City of Park City, State of Utah and the County of Summit. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes including but not limited to the following: The National Electric Code; The Guide of the American Society of Heating, Refrigerating and Air Conditioning Engineers; requirements of the Landlord's fire

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     insurance underwriter, the requirements pertaining to any services and utilities furnished by local utility companies and all applicable State and County Ordinances and OSHA regulations.

B. Permits and Approvals: Prior to the commencement of all construction, Tenant shall, at its expense, obtain and post in a prominent place within the Leased Premises all building and other governmental permits necessary for the performance of Tenant's Work. Landlord's written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates from Tenant's working drawings and specifications as approved by Landlord, or the undertaking of any modifications whatsoever to the Building shell and/or utilities and other work not explicitly shown on said working drawings and specifications. Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible therefor.

C. Standard Project Details: Standard project details as issued by Landlord's architect and as they pertain to Tenant's Work shall govern with respect to such work. Such details shall be incorporated into Tenant's working drawings and specifications for the Leased Premises.

D. Materials: Only new, first-class materials shall be used in the construction of the Leased Premises.

E. Field Conditions: Tenant will verify conditions pertaining to the Leased Premises from time to time prior to and after commencement of construction of the Leased Premises. TENANT IS RESPONSIBLE FOR CONFIRMING ALL DIMENSIONS OF THE LEASED PREMISES PRIOR TO PREPARATION OF WORKING DRAWINGS AND START OF CONSTRUCTION. ANY DIMENSIONS FURNISHED TO TENANT BY LANDLORD ARE FOR DESIGN REFERENCE ONLY.

SECTION III: PROCEDURES AND SCHEDULES FOR THE COMPLETION OF PLANS AND SPECIFICATIONS

All working drawings and specifications and other material to be furnished by Tenant shall be addressed to Charter Oak Partners, 8000 Towers Crescent Drive, Suite 950, Vienna, Virginia 22182, Attention: Development Department; or such other address(es) as Landlord provides to Tenant.

Tenant shall engage an architect registered in the State whose qualifications and credibility are acceptable to Landlord to prepare the working drawings and specifications for the Leased Premises.

If Tenant can not obtain an architect or if the architect's qualifications as judged by Landlord are inadequate, Landlord may at its discretion assign an architect to work at Tenant's direction and expense to produce the necessary drawings and documents.

A. Space Layout Drawings: Following the execution of the Lease Landlord shall furnish Tenant with two (2) sets of prints of Space Layout Drawings. These documents give technical information criteria relative to the Leased Premises. ALL DIMENSIONS OF THE LEASED PREMISES MUST BE CONFIRMED BY TENANT.

B. Working Drawings, Specifications, Load Calculations and Completed Load Data Sheets

     1. Within thirty days from receipt of the Space Layout Drawings from Landlord, Tenant shall submit to Landlord and to Landlord's architect, working drawings, mechanical and electrical load data sheets, specifications and fixture layout prepared by Tenant's architect in the form of two (2) sets of blue line drawings and one (1) reproducible set of prints. The fees for Tenant's architect shall be paid by Tenant. Tenant shall also furnish to Landlord, within the time requirement set forth in Exhibit E, Tenant's sign shop drawings prepared by Tenant's sign contractor.

     2. Working drawings, specifications and fixture layout shall be prepared in strict compliance with the requirements set forth in Section I of this Exhibit "D".

     3. Working drawings drawn to the scales specified below shall include but not be limited to the following:

          a.   Key plan

          b.   Floor plan at 1/4" scale

          c.   Overall section at 1/8" (minimum) scale

          d.   Reflected ceiling plan at 1/4" scale

          e.   Interior elevations of walls at 1/4" scale

          f.   Finish and color schedule

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY


          g.   Plumbing plans at 1/4 " scale (if required)

          h.   HVAC plans at 1/4" scale (if required)

          i.   Electrical plans at 1/4" scale

          j.   Electrical diagrams as required

          k.   Fixture Layout

     4. Within ten (10) days after receipt of working drawing and specifications. Landlord shall return to Tenant one (1) set of prints of store working drawings with its suggested modifications and/or approval. If working drawings are not approved, said working drawings shall be revised by Tenant and two (2) sets of reproducible prints of the revised drawings shall be submitted to Landlord for approval within ten (10) days of receipt by Tenant of the returned working drawings.

     5. If upon receipt of approved working drawings and specifications bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing by certified or registered mail addressed to Charter Oak Partners, 8000 Towers Crescent Drive, Suite 950, Vienna, Virginia 22182, within ten (10) days from date of receipt of such comments. Unless such action is taken it will be deemed that all comments made by Landlord on such working drawings and specifications are acceptable to and approved by Tenant.

SECTION IV: PROCEDURES AND SCHEDULES FOR TENANT'S CONSTRUCTION OF THE LEASED PREMISES

A.   Commencement of Construction

     1. Tenant shall not start construction within the Building until receipt of the Delivery of Possession Date Certificate if specified in the Lease Section 3.02, and the working drawings and specifications which have been approved in writing by Landlord.

B.   General Requirements

     1. Tenant shall prior to the commencement of construction submit to Landlord the following information:

          a. The names and addresses of the general, plumbing, mechanical and electrical contractors Tenant intends to engage.

          b. The actual commencement date of construction and the estimated date of completion of construction work, fixturing work and the date of project opening.

          c. Evidence of insurance as called for herein. Tenant shall secure, pay for and maintain or cause its contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Leased Premises all of the insurance policies required and in the amounts set forth herein. Tenant shall not permit its contractor(s) to commence any work until all required insurance has been obtained and certified copies of polices have been delivered to Landlord. Insurance policies shall name Landlord, its architect and its general contractor as additional insured. Certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days written notice to Landlord. Tenant's contractor shall deliver the necessary insurance certificates to Landlord prior to commencing work.

     2. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's general contractor and other contractors on the job. All work shall be coordinated with the general project work.

     3. Tenant's contractor and construction shall comply in all respects with applicable Federal, state and or local statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Leased Premises shall be obtained and paid for by Tenant.

     4. Tenant's work shall be subject to the inspection and approval of Landlord.

     5. Upon the completion of Tenant's Work all facilities shall be in full use without defects.

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

     6. All work performed by Tenant shall be performed so as to cause a minimum of interference with other tenants and the operation of the Retail Development. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant's Work and properly police same. Construction equipment and materials are to be located in confined areas and truck traffic is to be routed in and from the site as directed by Landlord so as not to burden the construction and/or operation of the Retail Development.

     7. Tenant must upon written notice from Landlord immediately replace any contractor, vendor etc. which is the cause/reason for any union, licensing or other regulatory dispute.

     8.   No approval by Landlord is valid unless in writing.
          APPROVAL BY LANDLORD OF TENANT'S PLANS OR SPECIFICATIONS SHALL UNDER NO CIRCUMSTANCES BE CONSTRUED TO INCREASE THE SCOPE OF LANDLORD'S WORK BEYOND THAT SPECIFICALLY SET FORTH IN EXHIBIT C (OR, IF APPLICABLE, C-1) TO THE LEASE, NOTWITHSTANDING ANY EXPRESSION TO THE CONTRARY BY LANDLORD OR TENANT SET FORTH IN SUCH PLANS, SPECIFICATIONS OR ELSEWHERE. ANY CHANGE IN THE SCOPE OF LANDLORD'S WORK FROM THE DUTIES SPECIFICALLY SET FORTH IN EXHIBIT C (OR IF APPLICABLE, EXHIBIT C-1) TO THE LEASE SHALL BE ACCOMPLISHED ONLY BY A DOCUMENT SPECIFICALLY TITLED AS AN "AMENDMENT" TO SUCH EXHIBIT(S), EXECUTED BY LANDLORD.

     9. Landlord shall have the right to perform on behalf of and for the account of Tenant subject to reimbursement by Tenant any of Tenant's work which Landlord deems necessary to be done on an emergency basis and which pertains to structural components or the general utility systems for the Retail Development or the erection of temporary barricades and temporary signs during construction.

    10. Landlord shall have the right to order any tenant or tenant's contractor who willfully violates the requirements of Section IV to cease work and to remove itself, its equipment, and its employees from the Retail Development.

C.   Temporary Facilities During Construction

     1. Utility costs or charges for any service to the Leased Premises shall be the responsibility of Tenant from the Delivery of Possession Date.

     2. If required during construction, Landlord will provide temporary electrical service in an area designated by Landlord. Tenant shall request in writing permission to connect temporary lines to the power source for service to the Leased Premises. When Tenant's permanent service and/or electrical meter is installed Tenant shall cease to use Landlord's temporary service.

     3. Tenant is responsible for its own trash disposal during initial construction, Tenant fixturing and merchandise stocking. Tenant shall break down boxes and place trash in containers. Tenant shall not permit trash to accumulate within its area or in any area adjacent to its space. Should the situation develop and Landlord be forced to remove Tenant's trash, the cost for such service will be paid by Tenant.

D.   Owner's Certificates of Acceptance

     1. Upon completion of Tenant's Work Tenant shall be issued a Certificate of Acceptance. The issuing of such a Certificate shall be contingent upon all of the following:

           (a) Tenant shall have satisfactorily completed the work to be performed by Tenant under Section I of this Exhibit "D" in accordance with good workmanship and the working drawings and specifications therefor as approved by Landlord.

          (b) Tenant shall have furnished Landlord with Waivers or releases of Lien and sworn statements in such form as may be required by Landlord from all persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full.

          (c) Tenant shall have reimbursed Landlord for the cost of any Tenant's Work done for Tenant by Landlord and all other sums owed by Tenant to Landlord pursuant to the Lease and Exhibits thereto.

          (d) Tenant shall have submitted a statement wherein Tenant agrees to indemnify Landlord and, if applicable, Landlord's designated escrow agent against any and

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

               all liens against the Leased Premises or any claims by any material suppliers, contractors or subcontractors.

          (e) Tenant shall provide to Landlord warranties, one (1) year minimum, on all work and equipment as required by the Tenant Design Criteria Handbook, and required by the Landlord's architect.

          (f) Tenant shall have furnished Landlord with a copy of the Certificate of Occupancy.

          (g) Tenant shall have executed an Estoppel Letter which will be prepared by Landlord.

E.   Landlord's Rights to Correct Deficiencies in Tenant's Construction

     1. Landlord may, but shall not be obligated to, correct any of the items in Tenant's construction which have not been furnished or completed in accordance with the requirements of this Lease and Tenant's working drawings. Landlord shall not undertake the doing of any such work until it shall have furnished Tenant with a final punch list of deficient items and shall have permitted Tenant thirty (30) days to correct same. Tenant shall reimburse Landlord upon demand for any obligations thereby incurred.

F.   Insurance

     1. Tenant's General Contractor's and Subcontractor's Required Minimum Coverage and Limits of Liability:

          (a) Worker's Compensation. Employer's Liability Insurance with limits of not less than $100,000.00 and as required by the law of the State, and any insurance required by any applicable employee benefit act or other statute.

          (b) Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $1,000,000.00 per person and $1,000,000.00 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof. Such insurance shall provide for explosion and collapse coverage and contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom and damage to the property of others and arising from its operations at the Retail Development, whether such operations are performed by the general contractor, subcontractor or any of their subcontractors or by anyone directly or indirectly employed by any of them.

          (c) Comprehensive Automotive Liability Insurance including the ownership, maintenance and operations of any automotive equipment owned, hired, and not-owned in the following amount:

                     (i)      Bodily injury, each person   $1,000,000.00
                     (ii)     Bodily injury, aggregate     $1,000,000.00
                     (iii)    Property damage liability    $  100,000.00

               Such insurance shall insure the general contractor and/or subcontractors against any and all claims for bodily injury including death resulting therefrom and damage to the property of others.

     2.   Tenant's Protective Liability Insurance

               Tenant shall provide Owner's Protective Liability Insurance which will insure Tenant against any and all liability to third parties or for damage due to bodily injury or death resulting therefrom and property damage to others which may arise from work in the completion of the Leased Premises and any other liability for damages which the general contractor and or subcontractors are required to insure under any provisions herein. Landlord and Landlord's architect shall be named as additional insureds. Said insurance shall be provided in minimum amount as follows:

                (i)      Bodily injury, each person        $1,000,000.00
                (ii)     Bodily injury, occurrence         $1,000,000.00
                (iii)    Property damage each occurrence   $  100,000.00

     3.   Tenant's Builders Risk Insurance

               Tenant shall provide or cause to be provided a completed Value Form "All

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

               Physical Loss" Builder's Risk coverage on its work in the Leased Premises as it relates to the Building, naming Landlord, its general contractor and all subcontractors as additional insureds as their respective interest may appear within a radius of one hundred (100) feet of the Leased Premises.

                                                                     EXHIBIT "D"
                                                                   TENANT'S WORK

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                                  EXHIBIT "E"

                              TENANT SIGN CRITERIA


SECTION I:  GENERAL PROVISIONS

In the Exhibit "E" any reference to "Demised Premises" shall mean the Leased Premises and any reference to "Project" shall mean the Retail Development as those terms are defined in the Lease.

Tenant, at its sole cost and expense, shall perform all work other than that to be performed by Landlord as set forth in Exhibit "C". Tenant is required to complete the Tenant Signage to a finished condition ready for the conduct of business.

A. Tenant is required to identify the premises by a sign within the Project naming the Tenant. The nature of this sign is described in the guidelines and limitations listed below.

B. Cost incurred in design, construction and installation, as well as maintenance shall be the responsibility of the Tenant.

C. Approval of signs shall be solely the right of the Landlord, and Tenant must submit all proposals for signage to the Landlord for approval in the form of working drawings before manufacturing or further assembly begins. Submission shall be to Charter Oak Partners, 8000 Towers Crescent Drive, Suite 950, Vienna, Virginia 22182, in the form of shop drawings (provide reproducible copy) with all pertinent details necessary to construction and installation included. Submission shall be a minimum of forty-five (45) days before proposed installation date, and Tenant is expected to have sign manufactured and ready for installation within thirty (30) days of approval by Landlord. Sign must be available for inspection by Landlord or Landlord's agent before installation at Project site. Landlord reserves the right to reject signs not conforming to approved drawings regardless of stage of completion or installation.

D. Notwithstanding anything herein contained to the contrary, Tenant shall have the right to replace any existing sign(s) of said Tenant as long as such replacement meets the criteria listed within this Exhibit and Tenant has received Landlord's prior written approval.

E. No other signs of any type or purpose, permanent or temporary, shall be permitted to be displayed upon facade, storefront or within eight (8) feet behind an unobstructed window. Landlord shall be the sole judge of what constitutes an unobstructed window. Removal of signage of any type installed without Landlord approval shall be mandatory before said sign shall be considered for installation by Landlord.

F. Landlord shall not be required to approve signage that does not meet the criteria expressed here, and scheduled openings shall not be reason to approve signage which Landlord otherwise considers unsuitable for manufacture or installation. Tenant agrees not to hold Landlord liable for any damage caused to Tenant due to signage or lack of signage as a result of these criteria or the withholding of approval by Landlord.

G. Signage shown on other drawings and plans submitted for reasons that are not specifically for signage evaluation shall not constitute approval of signage, even if such drawings and plans have been approved.

H. In the event that Tenant is unable to supply satisfactory signage design by the scheduled opening of Tenant's store, Landlord shall have the option of providing such design. In such a case, Tenant agrees to pay all expenses involved in the design, manufacture, and installation of said signage, and Tenant agrees to waive rights to reject said signage, and agrees not to oppose installation of said signage.

I. Landlord will provide under canopy signage, one (1) per tenant, as shown on the Tenant space layout drawing. Sign shall be two faced non-illuminated suspended from the canopy soffit perpendicular to the storefront.

Tenant's Work, with respect to signage shall conform to procedures and schedules as set forth in Exhibit "D" and shall include without limitation the following:

A.   SIGNAGE DESIGN

     1. The canopy sign shall occupy a space on the canopy facade designated by the project architect. The length of the sign shall be limited to a maximum of 60% of the canopy frontage length as determined by extending the lease line through the canopy. The individual letters will have a maximum letter height of 24 inches. These figures are maximum. In general, signs shall be mounted on the canopy facade and centered above

                                                                     EXHIBIT "E"
                                                            TENANT SIGN CRITERIA

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

          the doorway. Variations of this criteria shall be by prior written approval of Landlord only and shall be solely at the discretion of Landlord.

     2. Signage shall be limited to the permitted trade name of the store. No trademarks or logos shall be permitted.

     3.   Signs will be required to conform to the following specifications:

          a) Letters shall be individually mounted with internal illumination provided by neon type tubing diffused by plastic facing material to match Rohm & Haas plexiglass #2283 Red.

          b) Letters shall be formed of steel or aluminum side returns, back and trim with porcelain or baked enamel finish to match Rohm & Haas plexiglass #2418 dark brown.

          c)  Letters shall be 4"-4 1/2" in depth.

          d) All letters for the project will be the same character style, and will be selected by the project architect. This information will be supplied on the Tenant's space layout drawing.

B.   SIGNAGE CONSTRUCTION

     1. A variety of fabrication materials shall be considered, although construction shall be guaranteed for a period of at least five (5) years against peeling, cracking, crazing, blistering or any other degradation of surface or materials. Manufacturers shall be held responsible for the condition of finished surface, construction and operation for a period of five (5) years.

     2. All electrical signs shall carry approval of Underwriters Laboratories on all components parts and on the complete display. Maximum brightness of lit signs shall be fifty (50) foot Lambert measured one
          (1) foot from the source of light. No blinking, moving, or flashing lights shall be allowed.

     3. No exposed raceways, ballast boxes or electrical transformers will be permitted except as required to be exposed by local building codes.

     4. Landlord will not be responsible for signs improperly installed or manufactured, and those signs not meeting code requirements shall be removed at Tenant's expense and built to code specifications before reinstallation. Signs meeting Landlord's criteria but not meeting local code requirements shall be the responsibility of Tenant, and Tenant agrees not to hold Landlord liable for costs due to conflict between Landlord's criteria and code, should such conflict arise under present code or due to future changes in code.

     5. ALL ILLUMINATED SIGNS SHALL CONFORM TO NEC ARTICLE 600, SHALL MEET ALL APPLICABLE CODES AND CARRY THE UL LABEL.

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                                  EXHIBIT "F"

                             INTENTIONALLY OMITTED


                                                                     EXHIBIT "F"
                                        OPENING AND TEMRINATION DATE DECLARATION

                                                            R.R. PARK CITY, INC.
                                                  THE FACTORY STORES @ PARK CITY

                                  EXHIBIT "G"

                     SHOPPING CENTER RULES AND REGULATIONS


A. Tenant, its employees and/or outside agents, shall not solicit business of any kind in the parking lot or other common areas, nor shall Tenant, its employees or outside agents distribute any handbills or other advertising matter in or on the parking lot or other common areas, in or on automobiles parked therein.

B. Tenant shall not operate any instrument or apparatus or equipment which emits any odor or causes any noise or sound outside the Demised Premises and/or which may be deemed offensive in nature (such as loudspeakers, televisions, phonographs, radios or flashing lights).

C. Tenant shall not install, or permit to be installed, devices of any type on the roof of building, without approval from Landlord.

D. Tenant shall not obstruct the passageways, driveways, sidewalks, corridors, exits and entries used in common with other tenants.

E. Tenant shall open and close store per hours designated by the Landlord. Physical inventory closings shall be reported to Landlord or Landlord's on-site manager (if any) in writing at least seven (7) days in advance.

F. Tenant shall keep its sales floor areas and facade sign illuminated each and every day of the term during all hours that the Shopping Center shall be open and during all other hours as Landlord shall designate, in its reasonable discretion, for tenants generally.

G. Tenant shall place all trash, refuse, waste and garbage, including boxes, paper, styrofoam packing, etc., into garbage containers in the rear of Shopping Center, on at least a daily basis. No trash, refuse or waste is to be kept within the Leased Premises or placed outside any dumpsters for any reason. All plastic bags should be put in a bag and stapled before being placed in any dumpster. Lids on containers shall be closed at all times. All pallets shall be removed from the Leased Premises immediately or stored in Tenant's stockroom until they can be promptly removed. All trash, refuse and waste materials shall be removed regularly from the Leased Premises. No burning of trash, refuse or other waste material shall occur.

H. Tenant shall cause all loading, unloading and deliveries of any kind to be made at the rear of the Shopping Center. NO deliveries can occur in front of the Shopping Center or from the parking lot area.

I. Tenant shall not permit any carrier, transfer truck, trailer etc. to park in its loading, unloading area, or any part of the common areas any longer than needed to load or unload, and in no event longer than 48 hours. Transfer trucks or trailers remaining longer than is reasonably necessary to unload may be towed away by Landlord at Tenant's expense.

J. Tenant window displays and other displays in or about the Leased Premises shall be professionally designed and installed. No signs may be affixed to or displayed in the storefront windows.

K. Tenant will be responsible for insuring that its employees and contractors park their vehicles in the employee parking areas designated by Landlord from time to time and cooperate with Landlord during various times of the year in regard to parking in the rear of the Shopping Center. Within five
     (5) days of Landlord's request, Tenant shall furnish Landlord with license numbers of employees' and contractors' vehicles. If any vehicle is parked by an employee or contractor of Tenant in a non-employee parking area, Landlord shall have the right to cause the vehicle to be towed to a location designated by Landlord, and Tenant shall be obligated to reimburse Landlord for all towing charges, but in no event less than $25.00. Tenant shall hold harmless Landlord and defend Landlord, its agents and employees against any and all claims of the employee, contractor and/or owner of the vehicle towed.

L. Tenant, at its expense, shall maintain at all times a service contract on the HVAC serving the Leased Premises, which shall require (i) all air conditioning filters to be changed at least five (5) times per year and
     (ii) the air conditioning system to be professional inspected and generally serviced at least twice per year. Tenant shall provide Landlord with a copy of all such service contracts. All HVAC service contractors shall be required to check in at the management office before and after each service call. If Tenant does not comply with the foregoing, then in addition to all other rights and remedies set forth in this Lease, Landlord shall be entitled to enter into a service contract on Tenant's behalf, and/or have Tenant's HVAC units serviced, as set forth in Section 14.05 of the Lease.


                                                                     EXHIBIT "G"
                                                           RULES AND REGULATIONS